REGISTRATION NO. 333-31264

                       SECURITIES AND EXCHANGE COMMISSION


                                    FORM SB-2
                                 AMENDMENT NO. 2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           NEOSURG TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)
          TEXAS                        3841                      76-0535782
(State or other jurisdiction    (Primary  Standard            (I.R.S. Employer
    of incorporation or)      Industrial Classification      Identification No.)
       organization                Code Number)

                           NEOSURG TECHNOLOGIES, INC.
                        17300 EL CAMINO REAL, SUITE 110,
                      HOUSTON, TEXAS 77058  (281) 461-6211
          (Address and telephone number of principal executive offices)

                          PETER T. O'HEERON, PRESIDENT
                         17300 EL CAMINO REAL, SUITE 110
                     HOUSTON, TEXAS 77058     (281) 461-6211
 (Name, address, including zip code, and telephone number, of agent for service)

                                    COPY TO:
                               BRIAN BOSIEN, ESQ.
                             COKINOS, BOSIEN & YOUNG
                           A PROFESSIONAL CORPORATION
                      1500 WOODSON TOWER 2919 ALLEN PARKWAY
                      HOUSTON, TEXAS 77019  (713) 535- 5500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

---------------------------------  ------------  ---------------------------  ------------------  ----------------
                                                                              Proposed maximum
Title of each class of securities  Amount to be      Proposed maximum             aggregate          Amount of
       to be registered             registered   offering price per unit (1)  offering price (1)  registration fee
---------------------------------  ------------  ---------------------------  ------------------  ----------------
Common Stock, no par value            2,400,000                        $6.75         $16,200,000         $4,276.80
---------------------------------  ------------  ---------------------------  ------------------  ----------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

PRELIMINARY  PROSPECTUS

                              SUBJECT TO COMPLETION



                                    NEOSURG
                               TECHNOLOGIES, INC.




                               2,400,000  SHARES




                                  COMMON STOCK


This is an initial public offering of up to 2,400,000 shares of our common stock at a price of $6.75 per share.

Our shares will be sold on a 240,000 share minimum, 2,400,000 share maximum basis. There is no public market for our common stock.

We will sell shares of our common stock only to persons agreeing to purchase 300 shares or more. Funds received from prospective purchasers will be placed in an interest bearing escrow account with First Community Bank, Houston, Texas, until such time as we receive subscriptions for 240,000 shares of our common stock. If we are unable to sell at least 240,000 shares of our common stock on or before the termination of this offering, the escrow agent will promptly return all of the funds held in the escrow account to subscribers with interest and without deduction for the expenses of the escrow agent.

Unless earlier terminated, this offering of our common stock will remain open until all shares offered are sold or December 31, 2000, whichever is earlier. We may extend this offering in our discretion until May 31, 2001. We may terminate this offering at any time.

You should carefully read and consider the information in this prospectus, including the "Risk Factors" commencing on page 7, for information that should be considered in determining whether to purchase any of our common stock.

                                   ----------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Number of  Price to   Proceeds to
         Shares     Public     Commissions   Expenses   NeoSurg
=======  =========  =========  ============  =========  ===========
Minimum    240,000  $    6.75  $    162,000  $ 200,000  $ 1,258,000
Maximum  2,400,000  $    6.75  $  1,620,000  $ 200,000  $14,380,000
=======  =========  =========  ============  =========  ===========

                               [GRAPHIC  OMITED]

                                TABLE OF CONTENTS




Prospectus Summary                                          4
--------------------------------------------------------
The Offering                                                5
--------------------------------------------------------
Summary Financial Information                               6
--------------------------------------------------------
Risk Factors                                                7
--------------------------------------------------------
Forward Looking Statements                                 11
--------------------------------------------------------
Use of Proceeds                                            12
--------------------------------------------------------
Capitalization                                             15
--------------------------------------------------------
Dilution                                                   16
--------------------------------------------------------
Management's Plan of Operation                             17
--------------------------------------------------------
Business                                                   21
--------------------------------------------------------
Management                                                 31
--------------------------------------------------------
Certain Relationships and Related Transactions             34
--------------------------------------------------------
Representations Required by State Securities Authorities   34
--------------------------------------------------------
Restrictions Applicable to Certain States                  35
--------------------------------------------------------
Principal Stockholders                                     36
--------------------------------------------------------
Plan of Distribution                                       38
--------------------------------------------------------
Description of Capital Stock                               41
--------------------------------------------------------
Shares Eligible for Future Sale                            44
--------------------------------------------------------
Legal Matters                                              45
--------------------------------------------------------
Experts                                                    45
--------------------------------------------------------
Where You Can Find More Information                        45
--------------------------------------------------------
Index to Financial Statements                             F-1

                               PROSPECTUS SUMMARY


     This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully before making a decision to invest in our common stock.

NEOSURG  TECHNOLOGIES,  INC.

     We are a designer and manufacturer of minimally invasive surgical devices known as trocars. A trocar is a surgical instrument used to make a small portal entry into the body cavity through which instruments and other items necessary for a particular surgical procedure are passed. Trocars are used in all laparoscopic surgical procedures.

     Laparoscopic surgical procedures were first used in the United States in gynecological procedures during the 1970s. In 1988, laparoscopic procedures were first used for cholecystectomies, or gallbladder removal. The use of laparoscopic procedures has expanded dramatically ever since, driven by shorter patient hospital stays, reduced post-operative pain, quicker patient recovery and increased cost effectiveness. During 1999, approximately 1.8 million laparoscopic procedures were conducted in the United States according to Millennium Research Group, US Laparoscopy Report 1999 & 2000. Laparoscopy has become the procedure of choice for gallbladder removal, appendix removal, hernia repair, anti-reflux surgery, bowel resection and hysterectomy. Generally, each laparoscopic procedure will require more than one trocar and, on average, four will be used, each serving as a portal through which cameras, light sources or surgical instruments are passed.

     Disposable trocars have traditionally dominated the market and have been preferred because they are consistently sharp for each insertion and discarded after each use. The principal drawback of disposable trocars is the higher cost associated with using a new instrument for each procedure. The reusable trocars on the market require periodic resharpening, requiring hospitals to institute programs to track usage and maintain adequate inventory to allow for a portion to be out of service for resharpening.

     Our trocar system, known as the T2000 Reusable Trocar System or T2000, has been in development since 1997 and currently is available in sizes ranging from 5 millimeters in diameter to 12 millimeters in diameter. Our trocar system has been designed for cost efficiency by limiting disposability to a small tip that is used to penetrate the body cavity and a seal cap. The T2000 has also been designed for ease of use and can be readily sterilized and outfitted with a new tip and seal cap for each procedure.

     We were formed in September 1999 through a conversion of partnership interests of T-2000, L.P. a Texas limited liability partnership, which commenced business activities in January 1997. Our principal executive offices are located at 17300 El Camino Real, Suite 110, Houston, Texas 77058. Our telephone number is 281.461.6211.

                                                   THE OFFERING


Shares Offered . . . . . . . . . . . . . . . . . . . . .  2,400,000 shares of common stock,  no par value
Price Per Share. . . . . . . . . . . . . . . . . . . . .  $6.75
Minimum number of shares that can be
purchased. . . . . . . . . . . . . . . . . . . . . . . .  300
Shares Outstanding after offering
Minimum. . . . . . . . . . . . . . . . . . . . . . . . .  13,228,524
Maximum. . . . . . . . . . . . . . . . . . . . . . . . .  15,388,524
Use of Proceeds. . . . . . . . . . . . . . . . . . . . .  Intellectual property/product line acquisition, bridge loan repayment, commissions, offering expenses,
                                                          product development, marketing and advertising,
                                                          additional personnel, insurance, inventory, equipment,
                                                          working capital and general corporate purposes.
Proposed Symbol for Common Stock on the
American Stock Exchange. . . . . . . . . . . . . . . . .  NEOS

     After subscriptions for a minimum of 240,000 shares of common stock have been received, we will be entitled to receive the offering proceeds in the escrow account, and will be entitled to receive all offering proceeds subsequently received without the requirement that they exceed a minimum amount. We have the right to accept or reject any subscriptions in whole or in part. Our officers, directors and affiliates may purchase shares of common stock in the offering to satisfy the minimum offering requirement and if they do so it will be on the same terms and price as all other purchasers in this offering.

     We have applied for the listing of our common stock on the American Stock Exchange but have not yet been approved. We believe that we will qualify for listing if we are successful in raising the minimum offering but there can be no assurance that listing will be granted.

     You should rely only on the information contained in this prospectus. No one has been authorized to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover.

     These securities are not being offered or sold in any jurisdiction where their offer or sale is not permitted.

     BEFORE BUYING ANY SHARES OF OUR COMMON STOCK, YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN THE SECTION ENTITLED "RISK FACTORS", BEGINNING ON PAGE 7.

                          SUMMARY FINANCIAL INFORMATION

     The following table presents summary operating data derived from our audited financial statements for the fiscal years ended December 31, 1997, 1998 and 1999, and summary balance sheet data derived from our audited financial statements for the year ended December 31, 1999. The unaudited adjusted balance sheet data gives effect to the payment of $162,000 in commissions and approximately $200,000 of other estimated offering expenses assuming the minimum offering is completed and the payment of $1,620,000 in commissions and approximately $200,000 of other estimated offering expenses assuming the maximum offering is completed.

                                                                   Period  from
                                                                    January  1,
                                                                        1997
                                                                     Inception
                                      Years  ended  December  31,        to       Three months ended March 31,
                                    ----------------  -------------  December  31,  ------------  ----------
                                          1998            1999           1999           1999         2000
                                    ----------------  -------------  -------------  ------------  ----------
                                                                                           (unaudited)
COST AND EXPENSES:
  Professional expenses             $       103,073   $    115,264   $    238,738   $    26,583   $  20,034
  Selling, general and                      350,592        370,203        810,754        75,343      81,698
    administration
  Research and development                   28,331         54,587        137,805        26,734      10,290
                                    ----------------  -------------  -------------  ------------  ----------

OPERATING LOSS                             (481,996)      (540,054)    (1,187,297)     (128,660)   (112,022)

OTHER INCOME (EXPENSES)
  Interest income                            34,936         46,482        106,165         4,156       2,147
  Gain (loss) on marketable                       -         (4,127)        (4,127)            -      40,870
                                    ----------------  -------------  -------------  ------------  ----------
    equity securities
                                             34,936         42,355        102,038         4,156      43,017
                                    ----------------  -------------  -------------  ------------  ----------

NET LOSS                            $      (447,060)  $   (497,699)  $ (1,085,259)  $  (124,504)  $ (69,005)
                                    ================  =============  =============  ============  ==========

PRO FORMA BASIC AND DILUTED         $         (0.04)  $      (0.04)                 $     (0.01)  $   (0.01)
                                    ================  =============                 ============  ==========
    LOSS PER SHARE actual for
    unaudited period ended
    March 31, 2000

PRO FORMA WEIGHTED AVERAGE               12,000,000     12,000,000                   12,000,000  12,988,504
                                    ================  =============                 ============  ==========
    SHARES OUTSTANDING actual for
    unaudited period ended
    March 31, 2000

BALANCE SHEET DATA:
                                        Actual          Unaudited     As adjusted   As adjusted
                                    December 31,1999  March 31, 2000    minimum       maximum
Working capital                     $       260,360   $    187,968   $  1,445,968   $14,567,968
                                    ----------------  -------------  -------------  ------------
Property and equipment              $        37,481   $     40,868   $     40,868   $    40,868
Total stockholders' equity          $       301,841   $    223,836   $  1,481,836   $14,603,836

                                  RISK FACTORS


     An investment in our common stock is speculative and involves a high degree of risk. Only those persons able to lose their entire investment should purchase any of our common stock. Prior to making an investment decision, you should carefully consider the following risk factors and the other information in this prospectus.

     OUR  AUDITORS  HAVE  EXPRESSED  A  SUBSTANTIAL  DOUBT  AS TO OUR ABILITY TO
CONTINUE  AS  A  GOING  CONCERN  IF  WE  ARE  NOT  SUCCESSFUL IN THIS OFFERING.

     At December 31, 1999, we had an accumulated deficit of $203,376 and a net loss for the year then ended of $497,699. As a consequence of our losses and liquidity problems, in their report on our financial statements for the year ended December 31, 1999, our auditors expressed a substantial doubt as to our ability to continue as a going concern. We believe that we can meet our capital needs for at least the next 12 months if we sell the minimum number of shares in this offering. However, if we are not successful in selling the minimum number of shares, we may not be able to continue as an operating entity. Even if we raise the minimum offering, there can be no assurance, however, that we will be successful in generating revenues sufficient to meet our expectations, or that if we succeed, such revenues will be sufficient to provide the liquidity we require or allow us to continue as a going concern.

     WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY, AND PREDICTING OUR FUTURE PERFORMANCE IS DIFFICULT.

     To date our efforts have been devoted primarily toward the development of our T2000 reusable trocar system. We have not sold any of our products and have no operating history upon which you may forecast our business and prospects. Our product is unproven, as are our pricing models for offering our products. Further, we have only limited experience in selling our products. As a result of these factors, it is difficult to evaluate our prospects, and our future success is more uncertain than if we had a longer or more proven history of operations.

     OUR MANAGEMENT PERSONNEL MAY BE UNABLE TO SUCCESSFULLY MANAGE OUR TRANSITION TO AN OPERATING COMPANY AND THIS MAY AFFECT OUR PERFORMANCE.

     If we are to successfully transition to an operating company, our management personnel will be required to manage successfully the greater range of activities that are engaged in by operating companies, including the manufacture, distribution, marketing and sale of our products; inventory, billing and collection functions; and hiring and retaining qualified personnel. Our failure to manage this transition effectively may adversely affect our business and prospects.

     THE OFFERING PRICE OF OUR COMMON STOCK HAS BEEN ARBITRARILY DETERMINED AND DOES NOT BEAR ANY RELATIONSHIP TO OBJECTIVE CRITERIA OF VALUE.

     No investment banker, appraiser or other independent third party has been consulted concerning this offering or the fairness of the offering price of our shares of common stock. We have arbitrarily determined the offering price and other terms relative to the shares offered. The offering price does not bear any relationship to assets, earnings, book value or any other objective criteria of value and you may not be able to sell shares of our common stock at or above the offering price.

     YOUR FUNDS MAY BE HELD IN ESCROW UNTIL MAY 31, 2001, AND YOU WILL NOT BE ABLE TO DEMAND THEIR RETURN.

     Subscriber funds will be deposited in an interest bearing escrow account with First Community Bank, Houston, Texas, until we have successfully raised the minimum offering of $1,620,000, at which time the escrow arrangements will terminate and we will be entitled to the funds in the escrow account and all subsequently received funds. We have until May 31, 2001, to raise the minimum offering, assuming we extend the initial offering period as we are permitted to do in our discretion. Subscribers for our shares of common stock will not be entitled to demand a return of their funds held in escrow.

     WE ARE SUBSTANTIALLY DEPENDENT ON THE EFFORTS OF PETER T. O'HEERON, OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, WITH WHOM WE HAVE NO EMPLOYMENT AGREEMENT.

     Our future success depends to a significant extent on the efforts and abilities of Peter T. O'Heeron, our President and Chief Executive Officer, and to a lesser extent on our other key employees, including our technical and sales personnel. We do not have an employment or non-compete agreement with Mr. O'Heeron or these other key personnel and we do not carry key-man or other similar insurance policies on the lives of these individuals and we have no plans to do so. The loss of the services of any of these individuals could harm our business and prospects, particularly if they were to go to work for our competitors.

     DISPOSABLE TROCAR SYSTEMS CURRENTLY DOMINATE THE MARKET. THE SUCCESS OF OUR BUSINESS IS DEPENDENT UPON CONTINUED AND INCREASING ACCEPTANCE OF REUSABLE TROCAR SYSTEMS. THE DOMINANT MARKET PARTICIPANTS HAVE GREATER FINANCIAL, TECHNICAL, AND MARKETING RESOURCES THAN US.


     The market for trocar systems is currently dominated by manufacturers of disposable trocar systems. Our business is dependent upon a shift in the market towards our reusable trocar system. The demand for reusable trocar systems may not develop to a level sufficient to support our continued operations or may develop more slowly than we expect, adversely affect our business, financial condition and prospects. In addition, the dominant disposable trocar manufacturers have greater name recognition, customer bases and significantly greater financial, technical and marketing resources than us. These advantages can be expected to allow them to respond more quickly and effectively to new or emerging technologies and changes in customer or client requirements, engage in more extensive research and development, undertake farther-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees and strategic partners.

     THE PROCEEDS FROM THIS OFFERING MAY NOT BE SUFFICIENT AND WE MAY BE REQUIRED TO RAISE ADDITIONAL CAPITAL.

     We may accept subscriptions for the sale of shares to investors if at least 240,000 shares have been sold. In the event we sell only such minimum amount, we will not be able to develop our business as rapidly as if more shares were sold, requiring us to rely more heavily on our internal growth for our expansion. Based on our current operating plan, we anticipate that the net proceeds of this offering and cash provided by operations will allow us to meet our cash requirements for at least 12 months. Shortfalls in anticipated revenues, increases in anticipated expenses and other factors may, however, dictate that we obtain additional funding. Unplanned acquisition and development opportunities may also arise that would cause us to raise additional capital. If we raise additional capital through the sale of equity, including preferred stock and/or convertible debt securities, the percentage ownership of our then existing shareholders will be diluted. Additional financing may not be available when we may need it. If adequate funds are not available on acceptable terms, we may be unable to fund our expansion, develop or enhance our products or respond to competitive pressures. This limitation could have a material adverse effect on our business, financial condition and prospects.

     PURCHASERS OF OUR SHARES OF COMMON STOCK IN THIS OFFERING WILL EXPERIENCE SUBSTANTIAL DILUTION.

     At December 31, 1999, our net tangible book value per share of common stock was $0.02. If only the minimum number of shares of our common stock included in this offering are sold, the adjusted net tangible book value per share of our common stock will be $0.13, resulting in immediate dilution of $6.62 per share, or 98%, to purchasers in this offering. If the maximum number of shares of our common stock included in this offering are sold, the adjusted net tangible book value per share of our common stock will be $0.96, resulting in immediate dilution of $5.79 per share, or 86%, to purchasers in this offering.

     THERE IS NO PUBLIC MARKET FOR SHARES OF OUR COMMON STOCK AND ONE MAY NOT DEVELOP AS THERE ARE NO MARKET-MAKERS IN OUR COMMON STOCK AND OUR COMMON STOCK IS NOT CURRENTLY LISTED WITH A SECURITIES EXCHANGE.

     There is currently no public market for our common stock and purchasers of our common stock may be required to hold our shares indefinitely. The development of a public trading market depends upon not only the existence of willing buyers and sellers, but also on the existence of "market-makers" in the over-the-counter market and "specialists" in the securities exchanges. Market-makers and specialists facilitate sales of securities by posting bid and asked prices, matching buyers with sellers, and buying or selling shares for their own account. Currently there are no market-makers or specialists posting quotes for, trading in, or purchasing for their own account, shares of our common stock, and no assurance can be given that any of these activities will commence or, if commenced, will be continued.

     IF A MARKET FOR SHARES OF OUR COMMON STOCK DEVELOPS, SALES VOLUMES MAY BE LIGHT AND SALES PRICES MAY BE VOLATILE.

     We had 12,988,524 shares of common stock outstanding as of December 31, 1999, held by fewer than 100 persons. If a market for our common stock does develop, trading volumes may be light, which may lead to price volatility and make it more difficult for our shareholders to sell the shares they own at prices they deem acceptable. Additionally, the stock markets generally experience significant price and volume fluctuations, and the market prices of companies with a relatively small market capitalization and individual, as opposed to institutional, investors have been particularly volatile. Approximately, 32% of our outstanding shares of common stock prior to this offering are able to be immediately resold publicly under the federal securities laws. If a large number of such shares are sold, it may adversely affect the price for your shares.

     EVEN IF WE SELL THE MAXIMUM NUMBER OF SHARES AVAILABLE IN THIS OFFERING, A FEW STOCKHOLDERS WILL BE ABLE TO EXERCISE SIGNIFICANT CONTROL OVER US.

     Prior to this offering, our officers, directors and 5% or greater shareholders, a total of 8 persons, controlled 68% of our common stock. If we are successful in selling the maximum number of shares included in this offering, these individuals will own approximately 59% of our common stock. As a consequence, even in the case of our completion of the maximum offering, these individuals collectively will have the ability to significantly influence or control the election of directors and to significantly influence or control decisions regarding mergers or sales of all or substantially all of our assets.

     WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS TO SHAREHOLDERS IN THE FORESEEABLE FUTURE.

     We have never paid cash dividends on our common stock, and do not anticipate paying cash dividends in the foreseeable future. Profits, if any, realized from our operations are expected to be reinvested in our further development.

     OUR  COMMON  STOCK  MAY  BE  CLASSIFIED  AS  A  "PENNY  STOCK",  SUBJECTING
BROKER-DEALERS TRADING OUR SHARES TO REGULATIONS THAT MAY ADVERSELY AFFECT TRADING ACTIVITY.

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:


     - deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market;

     - provide the customer with current bid and offer quotations for the affected stock;

     - explain the compensation of the broker-dealer and its salesperson in the transaction;

     - provide monthly account statements showing the market value of each penny stock held in the customer's account; and

     - make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our shares of common stock become subject to the penny stock rules, investors may find it more difficult to sell their shares.

                           FORWARD LOOKING STATEMENTS


     This prospectus includes forward looking statements, which appear in a number of places and include statements regarding our plans, beliefs, intentions and expectations. Forward looking statements may be identified by the use of forward looking terminology such as may, will, expects, believe, estimate, anticipate, continues, or similar terms, variations of those terms or the negative of those terms. Actual results or events may differ materially from those suggested by the forward looking statements for various reasons, including the risk factors set forth in this prospectus. Although we believe that our plans, beliefs, intentions and expectations are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy and completeness of forward looking statements after the date of this prospectus.

                                 USE OF PROCEEDS

     The proceeds to us from the sale of our common stock after deducting offering expenses are expected to be approximately $1,620,000 if the minimum offering of 240,000 shares are sold, approximately $8,000,000 if a mid-range number of 1,185,185 shares are sold, and $16,200,000 if the maximum offering of 2,400,000 shares are sold. These proceeds are intended to be utilized as follows:

Application of Proceeds                           Minimum           Midpoint         Maximum
---------------------------------------------------------------------------------------------------
Intellectual property/product line acquisition   $275,000   17%   $2,500,000  31%  $4,200,000  26%
                                                ----------  ---  -----------  ---  -----------  ---
                                                   500,000  31%      500,000   6%      500,000   3%
Bridge loan repayment
Commissions                                        170,100  11%      840,000  11%    1,701,000  11%
Offering expenses                                  200,000  12%      200,000   3%      200,000   1%
Product development                                100,000   6%      890,000  11%    2,500,000  15%
Marketing and advertising                           77,000   5%      700,000   9%    1,614,000  10%
Additional personnel                                70,000   4%      320,000   4%    1,700,000  10%
Insurance                                           45,000   3%      150,000   2%      175,000   1%
Inventory                                           36,900   2%      600,000   8%    1,100,000   7%
Equipment                                           46,000   3%      400,000   5%      810,000   5%
Working capital and general
      corporate purposes                           100,000   6%      900,000  11%    1,700,000  10%
                                                ----------       -----------       -----------
                                                $1,620,000        $8,000,000       $16,200,000

     Intellectual property/product line acquisition costs include those associated with acquiring intellectual property or product lines, Our goal is to add products that will provide our company with growth prospects, either through acquisition or internal development. Although we have no specific plans or commitments to acquire any product lines or intellectual property at this time, we believe that there are products in the market that can be acquired that would complement and enhance our product offerings. We believe that we will improve the long-term prospects of our company by continuing to diversify our product offerings with instruments that can be used with our trocar system such as graspers, scissors and retractors.

     In considering acquisition prospects, we intend to focus on opportunities that we believe will complement our existing products, enhance and diversify our product mix, and may be sold initially through our existing distribution system to our current customers. We prefer opportunities that are supported by patents or patents pending although we will consider opportunities that are not supported by patents or patents pending if we believe we can successfully gain market share and compete without such protection.

     Bridge loan repayment costs are associated with a bridge loan for $375,000 that we received in May 2000. The proceeds from the bridge loan are being used to expand our sales efforts. As of the date of this prospectus, $300,000 of the loan proceeds remain.

     Commissions reflect sales commissions paid to brokers for their efforts on this offering.

     Offering expenses relates to those costs associated with the preparation of this offering including legal, accounting, printing and other consulting fees.

     Product development costs include those associated with developing a closure device to be used in conjunction with the T2000 trocar system along with improvements or modifications to the T2000 trocar system, and in the event we raise more than the minimum offering amount, the costs associated with developing acquired or internally developed instruments that complement our trocar system.

     Marketing and advertising costs consist primarily of costs associated with our efforts to increase sales of our trocar system. We intend to use primarily print advertising and direct contacts with hospital administrators. We expect to market the T2000 only in Texas in the event the minimum offering is raised and to proportionally expand the scope of our marketing efforts if more than the minimum amount is raised.

     Additional personnel costs include costs associated with hiring and training and the ongoing salaries and benefits of, personnel necessary to satisfy our growth. In the event that we sell exactly the maximum number of shares in this offering, we believe that we will significantly increase our marketing efforts and, as a result, our operations. Consequently, we expect that our personnel needs would increase significantly, including the possible need for additional executive officers. If we sell the minimum number of shares in this offering, we will likely increase our operations less significantly and our personnel needs will grow to a lesser degree.

     Insurance costs represent those costs associated with product liability insurance. In the event we sell close to the maximum number of shares in this offering, we believe we can significantly increase the distribution of our instruments, thus increasing the need for additional insurance. If we sell the minimum number of shares in this offering, we will likely require a lesser amount of insurance coverage.

     Inventory costs consists of the supply of instruments we feel will be needed to fill anticipated orders. In the event we sell close to the maximum number of shares in this offering, we believe we may significantly increase the distribution of our instruments, thus increasing the need for additional instruments. If we sell the minimum number of shares in this offering, an increase in our sales would likely be smaller and our inventory needs grow to a lesser degree.

     Equipment costs represents additional office computer equipment and prototyping machinery such as computer lathes and rapid prototyping equipment. In the event we sell close to the maximum number of shares in this offering, and we significantly increase our product development programs, we intend to develop our own in-house prototyping capabilities that will benefit us by reducing the time and costs we currently spend on prototypes. If we sell the minimum number of shares we will expand our prototyping activities to a lesser degree.

     Working capital and general corporate purposes represent funds reserved to cover unanticipated costs including, but not limited to, professional fees, rent, employee salaries, and other operating expenses.

     The amounts set forth above are estimates. The actual amount expended to finance any item above may be increased or decreased if we determine that such estimates were too high or too low based on our actual experience, or if a change in our financial position requires us to reassess our financial plans and we believe a reapportionment or redirection of funds would be in our best interests. The level and timing of expenditures necessary for each of the intended uses described above will depend upon numerous factors, including the progress of our product development activities, the timing and amount of revenues resulting from our operations and changes in competitive or technological conditions in our industry. If the minimum amount is raised, our expansion plans will be limited.

     We anticipate that the net proceeds of this offering, even on a minimum basis, together with our projected revenues from our operations, will be sufficient to fund our operations and capital requirements for at least 12 months following this offering. We cannot assure, however, that such funds will not be expended earlier due to unanticipated changes in economic conditions or other circumstances that we cannot foresee. If our plans change or our assumptions change or prove to be inaccurate, we could be required to seek additional financing.

     Pending use of the proceeds from this offering as set forth above, we may invest all or a portion of such proceeds in marketable securities, short-term, interest-bearing securities, U.S. Government securities, money market investments and short-terms, interest-bearing deposits in banks.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock. We do not intend to declare or pay any dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business.

                                 CAPITALIZATION

The  following  table  sets  forth our capitalization (i) at March 31, 2000 and,
(ii) as adjusted to give effect to the sale of the minimum number of 240,000 shares of common stock offered and to the sale of the maximum number of 2,400,000 shares of common stock offered at an offering price of $6.75 per share, and after the application of the net proceeds of such sale as described in "Use of Proceeds".

                                                         March 31, 2000 (unaudited)
                                                         --------------------------

                                                                           As adjusted
                                                                           -----------

STOCKHOLDERS' EQUITY:                                      Actual      Minimum      Maximum
                                                         ----------  -----------  ------------
Common stock, no par value per share;
  20,000,000 shares authorized; 12,988,524 shares
  issued and outstanding; 13,228,524 shares issued
  and outstanding, assuming the minimum number
  of shares are sold, 15,388,524 shares issued and
  outstanding, assuming the maximum number of
  shares are sold.                                       $ 505,217   $1,763,217   $14,885,217
Deficit accumulated during development stage of company   (203,376)    (203,376)     (203,376)
                                                         ----------  -----------  ------------
Total stockholders' equity                               $ 301,841   $1,559,841   $14,681,841
                                                         ==========  ===========  ============

                                    DILUTION

     Our net tangible book value at March 31, 2000, was $223,836 or $.02 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less liabilities, divided by 12,988,524, the number of shares of our common stock outstanding at March 31, 2000. After giving effect to the sale of 240,000 shares, if the minimum number of shares offered are sold or 2,400,000 shares if the maximum number of shares, offered are sold, the adjusted net tangible book value at December 31, 1999, would be $1,559,841, or $.12 per share, in the event that the minimum number of shares offered are sold; or $14,681,841, or $0.95 per share in the event that the maximum number of shares offered are sold.

     This represents an immediate increase in net tangible book value to the existing stockholders of $.10 per share, in the event the minimum number of shares are sold and $.93 in the event the maximum number of shares are sold and an immediate dilution of $6.63 per share, or 98%, to new investors in the event that the minimum number of shares offered are sold, or $5.80 per share, or 86%, to new investors in the event that the maximum number of shares offered are sold. The following table illustrates this per share dilution at an offering price of $6.75 per share, before deduction of consulting fees, commissions and other offering expenses:

                                                                 Minimum   Maximum
                                                                 --------  --------
Assumed public offering price per share of common stock offered
                                                                 $   6.75  $   6.75
                                                                 --------  --------
Net tangible book value per share before offering . . . . . . .  $   0.02  $   0.02
Increase per share attributable to new investors. . . . . . . .       .10      0.93
                                                                 --------  --------
As adjusted net tangible book value per share after offering. .       .12      0.95
                                                                 --------  --------
Dilution per share to new investors . . . . . . . . . . . . . .  $   6.63  $   5.80
                                                                 ========  ========

     The following tables summarize the relative investments of investors related to this offering and our current stockholders, at a per share offering price of $6.75, before deduction of consulting fees, commissions and other offering expenses:

                                                              Current                Public
Minimum:                                                    Stockholders           Investors          Total
-----------------------------------------------------  ----------------------  ------------------  ------------
Number of shares of common stock purchased. . . . . .             12,988,524             240,000    13,228,524
Percentage of outstanding common stock after                              98%                  2%          100%
offering
Gross consideration paid. . . . . . . . . . . . . . .  $           1,387,100   $       1,620,000   $ 3,007,100
Percentage of consideration paid. . . . . . . . . . .                     46%                 54%          100%
Average consideration per share of common stock  .. .  $                 .11   $            6.75   $       .23
Maximum:                                               Current Stockholders    Public Investors
-----------------------------------------------------
      Total
Number of shares of common stock purchased    .                   12,988,524           2,400,000    15,388,524
                                                       ----------------------  ------------------  ------------
Percentage of outstanding common stock after offering                     84%                 16%          100%
Gross consideration paid            . . . . . . . . .  $           1,387,100   $      16,200,000   $17,587,100
Percentage of consideration paid         .. . . . . .                      8%                 92%          100%
Average consideration per share of common stock  .. .  $                 .11   $            6.75   $      1.14

                         MANAGEMENT'S PLAN OF OPERATION


PLAN  OF  OPERATIONS

     We are a development stage medical device company. From 1997 through 1999, we have been involved in developing our T2000 Reusable Trocar System, along with testing, and prototyping it. During this period, we used funds from private placements to fund development, secure patents on the product, and acquire one patent. The predecessor to NeoSurg Technologies, Inc., T2000, LP was a limited partnership formed in 1997 to develop the T2000. In September of 1999, T2000, LP converted into a Texas corporation and was renamed NeoSurg Technologies, Inc. All interests in the limited partnership were converted into common stock of NeoSurg in the same relative percentages as held by the partners of T2000, LP.

     To date we have not generated any revenues from the sale of products, and have only recently entered into a purchase contract from a hospital. Our first production run is complete and will be used to provide inventory and to fill our existing order along with orders that may be completed in the next three months.

     Our market efforts have focused on demonstrations of the trocar system and discussions of the potential savings it offers with a limited number of hospitals. We believe that capitated healthcare reimbursement is motivating hospital executives to find ways to lower costs. Over the past few years, reimbursement for healthcare has shifted from fee-for-service model to capitation. Under a capitated system, an insurance company or government pays a predetermined rate for each procedure and it is incumbent upon the hospital to reduce costs in each procedure to maintain or improve its profit margins. Improving operating efficiencies and reducing the cost of supplies and instrumentation are means by which profit margins may be maintained and we believe that our T2000 trocar system offers cost savings over disposable trocar systems in general use.

     We intend to expand the distribution of our products using regional distributors, independent sales representatives and direct sales representation where necessary. We currently have a distribution arrangement for the state of Texas with Klein Surgical of San Antonio. Klein Surgical has sales representatives in San Antonio, Houston, and Dallas and covers the entire state from these territories. We intend to use the proceeds for this offering to market the T2000 on a regional basis if we raise only the minimum proceeds and on a national basis if we raise the maximum, and increase our inventories to supply the anticipated demand for the product, as well as to meet our other capital requirements as detailed elsewhere in this prospectus.

     We believe in the long-term value of research and expect to continue to incur substantial research and development costs in the future in connection with the further research, development and manufacturing of products for use in clinical testing. We have, for example, licensed a patent from a physician that will begin development in the next three months. This patent describes a closure device for laparoscopic wounds created by trocars. While these wounds are small, they may need internal suturing. The device uses two hook shaped needles to align the sutures without the need of additional trocars and we believe it can be done more efficiently than existing systems by reducing the number of steps required to suture a wound site.

     We also expect that our general and administrative costs, including patent and regulatory costs, manufacturing costs, marketing and sales costs will increase in the future. We expect that our selling, general and administrative expenses will increase in connection with the expansion of our efforts to increase awareness of the benefits of the T2000 trocar system among both the medical community and the purchasing decision makers at large.

RESEARCH  AND  DEVELOPMENT  EXPENSES

     Research and development expense increased by $26,256 or 93% from $28,331 in 1998 to $54,587 in 1999, primarily as a result of increased testing and prototyping fees Professional expenses increased by $12,191 or 12% from $103,073 in 1998 to $115,264 as a result of increased expense associated with the prosecution of patent applications, subcontracting for some engineering fees and instrument design.

     Research and development expenses decreased $16,444 or 61.5% from $26,734 during the three months ended March 31, 1999, to $10,290 during the comparable period in 2000. This decrease was due to the reduction in first quarter spending on product design and development.

OPERATIONS  FOR  THE  NEXT  TWELVE  MONTHS

     We have begun to market the T2000, our first product resulting from our research and development efforts. If we raise the minimum amount in this offering we intend to use approximately $147,000 of the proceeds for marketing and additional personnel to provide for the introduction of the T2000 on a regional basis. If we raise the maximum amount, we intend to use approximately $3,314,000 to expand distribution to a national level. We currently have three full-time employees and two contract employees in the areas of design, sales, and administration. We intend to hire additional design, financial, marketing, sales and administrative personnel over the next twelve months, as we deem necessary and as our financial condition permits.

     We intend to offer three options to hospitals that wish to use the T2000: purchase, lease, or equipment placement. Under each option we intend to bill and receive payment within 30 days. Under the equipment placement model we will charge a premium for our replaceable surgical tips to amortize the cost of the instruments. In the other two models we will receive instrument payments prior to installation.

     Our operating expenses depend on several factors, including our level of research and development expenses. We have budgeted $100,000 for research and development in the event we raise the minimum in this offering and $2,500,000 in the event we raise the maximum in this offering, however, our actual research and development expenses will depend on the progress and results of our product development efforts, which we cannot predict. We may, in some cases, be able to control the timing of development expenses in part by accelerating or decelerating testing and clinical trial activities. As a result of these factors, we believe that period-to-period comparisons in the future not necessarily be meaningful and should not be relied upon as an indication of future performance.


     The following discussion should be read in conjunction with the historical financial statements, including the notes that might be found elsewhere in this prospectus.

LIQUIDITY  AND  CAPITAL  RESOURCES

     To date we have been funded by our founders and a small number of private investors. These funds have been utilized to develop, test and refine the T2000, which has been completed successfully at this time.

     On December 31, 1999, we had cash, cash equivalents and trading securities of $297,879. On March 31, 2000, we obtained a bridge loan in the amount of
$130,000 and on May 3, 2000, we obtained a bridge loan in the amount of $375,000, which carries a one-year maturity and an interest rate of 16%. We can prepay this note at any time without penalty. During the periods reported, we had sufficient cash balances to support our business. We believe that our existing liquid assets and cash generated from year 2000 operations, plus the proceeds from this offering, if any, should be sufficient to meet our currently anticipated liquidity and capital expenditure requirements for at least 12 months. There can be no assurance, however, that we will be successful in generating revenues sufficient to meet our expectations, or that if we succeed, such revenues will be sufficient to provide the liquidity we require or allow us to continue as a going concern. In such event, we may be required to obtain additional financing which may consist of equity or debt. There can be no assurances that we will be able to obtain additional financing, if at all, or that such financing will be on terms acceptable to us.

     We have only a limited operating history upon which an evaluation of our prospects can be based. As a development stage company, we have incurred expenses related to development and testing the T2000. We need to raise additional capital through this offering to bring our product to the market, to fund the development of existing products and to pursue new opportunities. If we are unsuccessful in this offering, we may not continue as a going concern. If we are unsuccessful in this offering, we may seek private capital to supplement current resources to continue with the product marketing, development and expansion we need.

     The risks, expenses and difficulties encountered by companies at an early stage of development must be considered when evaluating our prospects. To address these risks, we must, among other things, successfully market and sell the T2000, develop successful new products, secure all necessary proprietary rights, respond to competitive developments, and continue to attract, retain and motivate qualified persons.

INCOME  TAXES

     Through September 16, 1999, we were a limited partnership and not subject to federal and state income taxes. Accordingly, income and losses were reported on the personal income tax returns of our partners. Effective September 16, 1999, we converted from a Texas limited partnership to a Texas corporation. The minimum regular federal income tax rate is currently 34%. At present, Texas does not impose income taxes on corporations but does impose a business and franchise tax on corporations conducting business in the State of Texas based on taxable income allocable to business done in Texas.

SEASONALITY

     The healthcare markets are characterized by capital budgeting cycles that typically occur prior to the end of a facility's designated fiscal year. For example, a facility with a fiscal year ending June 30 would typically make their purchasing decisions in April or May and a facility with a fiscal year ending in December would make their purchasing decisions in October and November. If a capital item such as our T2000 trocar system is not budgeted during these periods, it is likely the facility will postpone their decision until the next purchasing cycle. We are developing a program that allows us to place our instruments in facilities at no initial cost to the customer while allowing us to recoup our costs by increasing the price of our disposable surgical tips. Even using this system there can be no assurance that we will avoid seasonal purchasing effects or achieve consistent growth or profitability on a quarterly or annual basis.

INFLATION.

     We believe that inflation has generally not had a material impact on our operations.

                                    BUSINESS

OVERVIEW

     Surgery has traditionally required making large incisions, 12 to 24 inches long. These incisions, and the significant dissection required to allow the surgeon to visualize the field, are the aspects of the operation that cause most of the post-operative pain felt by patients and contribute to slow patient recovery.

     Laparoscopic surgery is a technique that allows the surgeon to perform a surgical procedure through multiple small incisions with the aid of a video camera and special instruments. Laparoscopic surgery is also called minimally invasive surgery.

     In laparoscopic surgery, a sharpened tip of a trocar is used to create a small puncture in body of the patient. The trocar then provides a portal through which instruments can be passed during surgery instead of looking directly at the part of the body being treated, the physician monitors the procedure using a special video camera system called a laparoscope inserted through one of the trocars. Using a thin tubular telescope and a tiny high-resolution video camera, the surgeon can see, on a TV monitor, what the camera sees inside the abdomen. Other trocars are then inserted into the body through which long, slender instruments are inserted to conduct the actual surgical procedure. This method of surgery can result in better visualization of the operative site than traditional methods, allowing for more precise work. By eliminating a large incision and extensive dissections, much of the pain of recovery can be eliminated. Minimally invasive or laparoscopic surgery is also known as "keyhole" surgery, "micro"surgery, and telescopic surgery.

     Laparoscopic surgery was successfully introduced for gynecological procedures in the early 1970's. Since 1988, when laparoscopy was first used for cholecystectomy, or gallbladder removal, patient demand has contributed to a rapid expansion in the number of laparoscopic procedures performed. The impetus for its growth has been decreased invasiveness and its resultant advantages, including shorter hospital stays, less postoperative pain, earlier return to work and routine activities of daily living and greater cost effectiveness. Patients who have undergone laparoscopic gallbladder surgery can attest to reduced discomfort and rapid recovery, and excellent cosmetic results that are usually achieved with this method. Today, 95 percent of gallbladder removals are performed laparoscopically, and the approach has been adapted successfully and is widely used for many other types of surgery according to Millennium Research Group, US Laparoscopy Report 1999 & 2000.

     A trocar is used in all laparoscopic procedures and the average number required per procedure is four. Ethicon Endo-Surgery and Tyco-US Surgical have dominated the trocar market for the past 10 years with convenient, disposable trocar systems, the cost of which is roughly 90% more than our expected cost of our T2000 Reusable Trocar System per procedure.

     We believe there is a greater awareness in the healthcare industry today of the need to reduce costs and an increased willingness to embrace alternatives to traditional methods of doing business as the result of changes in reimbursement from third party payors. We intend to address the needs of customers who seek solutions to the rising cost of surgical services by providing a high quality trocar that reduces the cost of each procedure.

     The T2000 is designed to combine the convenience of a disposable trocar with the cost savings and quality of a reusable by providing a consistently sharp replaceable tip, a reliable shielding mechanism for the tip, quality construction, state of the art materials, interchangeability and easy disassembly for sterilization.

OUR  FORMATION

     The predecessor to NeoSurg Technologies, Inc., T2000, LP was a limited partnership formed in 1997 to develop the T2000. In September of 1999, T2000, LP converted into a Texas corporation and was renamed NeoSurg Technologies, Inc. All interests in the limited partnership were converted into common stock of NeoSurg in the same relative percentages as held by the partners of T2000, LP. In February 2000, Moser Medical, Inc., the former general partner of T2000, LP and a shareholder of NeoSurg, was merged with and into NeoSurg, with NeoSurg being the surviving entity.

THE  MARKET

     The overall market for endoscopy products expanded 7.3% to $2.27 billion in 1998 and is projected to increase an additional $855.3 million to a value of $3.13 billion in 2003, according to data from the Millennium Research Group, US Laparoscopy Report 1999 & 2000. The market is growing by about 9.4% per year. The overall market for all laparoscopy products stood at $686.4 million in 1998. The addition of the "baby-boomer bubble" in the coming years is anticipated to lead to increased usage of the healthcare system and contribute to continuation of growth in this market..

     The number of laparoscopic procedures performed in the United States in 1998 was 1,883,000 and is projected to grow to 2,303,300 by the year 2003, according to data from the Millennium Research Group, US Laparoscopy Report 1999 & 2000. Of these, the most common procedures are: cholecystectomy, appendectomy, hernia repair, anti-reflux, bowel resection, hysterectomy, and sterilization. Up to four individual trocars are used on each of these procedures.

     We believe we can successfully enter the market with our reusable trocars. We believe that hospitals will find the cost benefits of our trocar compelling enough that we will be able to build sales and establish a market position. We have evaluated the T2000 in various hospitals with over 50 different surgeons and indications are that there is significant interest in utilizing this instrument.

     Our industry is characterized by rapid technological change, frequent new product and service introductions, short development cycles and evolving industry standards. We may incur substantial costs to modify our products to adapt to these changes and to maintain and improve the performance, features and reliability of our products.

CHANGES  IN  THE  MARKET

     A significant development in the marketplace recently has been increasing financial pressure on hospitals resulting from capitated reimbursement, which is affecting product selection, according to the Millennium Research Group, US Laparoscopy Report 1999 & 2000. Historically buyers in this market have been concerned with convenience and cost has been a secondary consideration in individual instrument purchases. Because of the evolution of reimbursement from cost based reimbursement to capitation, many hospitals are searching for ways to reduce procedural cost, inventory increase, and waste associated with disposable instrumentation. WHEREAS DISPOSABLE PRODUCTS USED TO BE
PROFIT-CENTERS  AS  A  RESULT  OF  MARK-UPS  ON  EACH  ITEM  USED  IN A SURGICAL
PROCEDURE,  THEY  ARE  NOW  COST-CENTERS  BECAUSE  OF  CAPITATED  REIMBURSEMENT.

     As a consequence, hospitals are forming internal committees charged with the sole purpose of identifying disposable products that can be converted to reusable products. While reusable instrumentation currently only commands 2% of the market, sales have been increasing over the past 2 years according to Millennium Research Group, US Laparoscopy Report 1999 & 2000.

     This trend provides an opportunity for new technologies and innovative products. Growth in reusable instruments is expected to continue for the foreseeable future.

COMPETITION

     While there are many firms competing in this industry, competition is dominated by disposable trocar manufacturers Ethicon Endo-Surgery and, to a lesser extent, Tyco-US Surgical. In the reusable market the leader is Karl
Storz. Storz's trocars require resharpening of the tip which requires their customers to create an infrastructure or logistics program to track the number of uses of each tip so they can be returned for sharpening at the appropriate time.

     While each of our competitors possesses strengths and weaknesses, their primary advantage is market share and greater technical and financial resources. These strengths can be expected to allow them to respond more quickly and effectively to new or emerging technologies and changes in customer or client requirements, as well as engage in more extensive research and development, undertake broader marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees and strategic partners.

DISPOSABLE  VERSUS  REUSABLE

     The debate about the merits of reusable versus disposable trocar instruments has been ongoing throughout the evolution of the endoscopy products industry. In the U.S., disposable trocar took an early lead and are still much more prevalent domestically than anywhere else in the world. In some European countries, including Germany in particular, disposables are widely shunned because of their costs. The trend since the mid 1990s, in the U.S. has been towards greater acceptance of reusables.

     The disposable trocars have gained market share because of their convenience, safety features, and consistent penetration force due to a sharp tip with each use. Reusable trocars have maintained their position as a result of the quality of their workmanship and cost savings, but they have traditionally lacked tip shielding features, a consistently sharp tip for each puncture and have created a logistical burden for customers. We believe the T2000 combines the advantages of disposable and reusable trocars in one instrument.

TARGET  MARKET  AND  CUSTOMERS

     Our target market is the hospital chief executive officer and chief financial officer. We believe that the T2000 will be the first surgical instrument introduced at the senior management level. Our personnel have significant experience in hospitals and healthcare administration and have developed relationships at the executive level. When our product is installed in the hospital and we have developed a purchasing relationship with the customer we will continue to extend additional discounts if hospital administrators sign up their member hospitals. This concept has been explained to the facilities in which we are currently conducting clinical evaluations and the interest level appears strong.

     The chief executive officer and chief financial officer are usually the primary decision makers with respect to capital purchases, generally items over $5,000. If the operating room director has the flexibility to make purchasing decisions but cannot divert capital budget funds, we will offer to place the instruments in the facility at no cost and amortize the purchase price through a 3-5 year tip-purchasing contract. Surgeons and nurses are also critical to our success and gaining their approval of the clinical effectiveness of the T2000 trocar system is important.

     To improve operating efficiencies, hospitals have been reducing their lists of vendors and consolidating their purchasing to a few larger suppliers and group purchasing organizations. They have also become increasingly demanding of their suppliers, for example insisting that all vendors institute some type of just-in-time inventory to shift the inventory burden away from the hospital. This means that we may need to be successful in convincing hospitals to purchase our products "off-contract", and enroll their assistance to gain a presence in the larger Group Purchasing Organizations, or GPOs. Most GPOs have focused on disposable instruments but we believe significant market opportunities exist for reusables instruments. Further, because only the tips of our instruments are replaced, we can offer hospitals lower inventory levels and reduce the physical space allocated to trocars.

SALES  AND  MARKETING

     Our marketing strategy will be based upon an aggressive in person sales effort. We will present our T2000 product principally to hospital executives. The primary sales focus will be cost savings without a major capital expenditure or extensive learning curve. Essentially, a hospital can transition to the T2000 after just one training session with the hospital reprocessing staff. It is anticipated that this benefit will appeal to hospital administrators and motivate them to guide the product through clinical evaluations with their endorsement.

     Other marketing activities will include advertising and publicity geared towards encouraging the hospital administrators of potential customers to meet with our salespeople and allow them to perform a quick cost/benefit analysis. The overall direction of our marketing will be to rapidly open new accounts, acquire new customers, insure that we achieve our sales goals, increase the visibility of our company in the marketplace, and differentiate us from our competition. We intend to achieve this by a marketing program that emphasizes the T2000's unique strengths, advantages, benefits, and its benefits over other systems. Our marketing approach to operating room directors will be through appearances at trade shows and follow-up using local sales representatives.

     Our advertising in trade journals will focus on periodicals read by administrators, chief financial officers, and operating room directors. The more prominent publications directed to this market are Modern Healthcare, Hospitals, and American College of Obstetrics and Gynecology.

PROMOTIONS  AND  INCENTIVES

     Promotions and incentives will be used to increase sales of the T2000, including discounts for large hospitals and multi-hospital systems and referral
discounts  for  administrators.   If  we  are  successful  in  converting  more
hospitals in a particular hospital system to the T2000, the discount will flow to all of the hospitals in that system. Likewise, in an independent hospital setting, the referrals and introductions generated by a particular executive team will lead to a higher discount passed through to that hospital.

WORLD  WIDE  WEB

     We intend to promote our business with a World Wide Web site. On the site we will offer product information, service information, basic information about our business, suggestions on how to use our product more effectively, and other information of interest to potential customers, including links to related sites and information on how to reach us. We will promote our Web site on all our literature, business cards and on our stationary.

     We intend to make our products available through the internet and via business-to-business web sites that specialize in the healthcare sector. We intend to place our products in a position to capitalize on the anticipated e-commerce growth for healthcare products.

TRADE  SHOWS

     We  intend  to  have  a  booth  at  the  following  trade  shows:

     -     American  College  of  Surgeons,  ACS,
     -     American  College  of  Obstetrics  and  Gynecology,  ACOG,  and
     -     American  Operating  Room  Nurses  Association,  AORN.

     Dr. Hickman, our Medical Affairs consultant will attend these shows and demonstrate the T2000 to his fellow physicians and answer any questions they may have. Pete O'Heeron will also market to hospital administrators through the national and local chapters of the American College of Healthcare Executives or ACHE. Mr. O'Heeron has reached the level of Certified Healthcare
Executive/Diplomat,  CHE,  is  the  second  highest  certification  in  ACHE.

     We intend to use direct mail advertising to reach potential customers in advance of a trade show. We intend to target our mailings to hospital administrators, operating room directors and nurses in decision-making positions, utilizing a list of names generated from the trade show organizer's registration rolls. We plan to mail informational pieces regarding our booth location and request that they stop by while they are attending the trade show.

INTELLECTUAL  PROPERTY

     We regard our copyrights, service marks, trademarks, trade secrets, proprietary technology and similar intellectual property as critical to our success, and we rely on trademark and copyright law, trade secret protection and confidentiality and license agreements with our employees, customers, independent contractors, partners and others to protect our intellectual property rights. The original inventor of the T2000 was Philip Wolf. Mr. Wolf assigned this patent to Moser Medical in the spring of 1997. We currently own three patents relating to the reusable trocar and have two patent applications pending. In addition to these patents, a patent relating to a closure device has been licensed from a third party. There can be no assurance that the steps we have taken to protect our proprietary rights will be adequate or that third parties will not infringe, reverse engineer or misappropriate our patents, copyrights, trademarks, trade dress and similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims, including patent infringement claims, in which case we may have to defend or protect our patents at potentially significant cost.

     We have applied for registration of certain trademarks in the United States and may apply for registration in the United States for other trademarks and service marks. We may not seek or achieve effective patent, trademark, service mark, copyright and trade secret protection in every country in which the our products and services are made available.

     Below is a table containing summary information regarding our the patents and trademarks, both issued and pending:

APPLICATION.
     OR                              DATE FILED
 PATENT NO.   PATENT TITLE           OR ISSUED                       SUMMARY
------------  ---------------------  ----------  -----------------------------------------------

  09/060,640  Trocar with               4/15/98  We have been notified that this patent will be
              Removable,                         allowed by the patent office.  It has not been
              Replaceable Tip                    issued as of the date of this prospectus
------------  ---------------------  ----------  -----------------------------------------------
   5,342,379  Safety Scalpel            8/30/94  We hold an exclusive worldwide license and are
                                                 in the process of reviving this patent.
                                                 -----------------------------------------------
   5,810,863  Trocar Including an     9/22/1998  This patent covers a trocar with a removable
              Obturator with a                   knife attached to the obturator using a pin.
              Removable Knife
------------  ---------------------  ----------  -----------------------------------------------
   5,697,947  Trocar Obturator       12/16/1997  This patent covers a trocar with a removable
              Including a Removable              knife attached to the obturator using a slotted
              Knife                              fitting.
------------  ---------------------  ----------  -----------------------------------------------
   5,782,845  Trocar Site Suturing    7/21/1998  Relates to a device used to close the trocar
              Device                             wound site.
------------  ---------------------  ----------  -----------------------------------------------
  09/256,009  Trocar                  2/23/1999  This patent is pending and features a locking
                                                 shield mechanism.
------------  ---------------------  ----------  -----------------------------------------------
  08/541,003  Safety Shielded,       10/11/1995  Pending patent relates to patent #5,697,947
              Reusable Trocar                    centering on the safety shielding mechanism.
------------  ---------------------  ----------  -----------------------------------------------
  09/295,251  Safety Shielded,        4/20/1999  We have been notified that this patent will be
              Reusable Trocar                    allowed.  This patent centers on the shielding
                                                 mechanism in conjunction with the obturator.
------------  ---------------------  ----------  -----------------------------------------------
  09/517,774  An Obturator             3/3/2000  This patent is pending and relates to the tip
              Assembly                           connection
------------  ---------------------  ----------  -----------------------------------------------
  75/816,723  "T2000" Trademark       10/6/1999  This trademark application is pending.
------------  ---------------------  ----------  -----------------------------------------------
  75/816,721  "NeoSurg" Trademark     10/6/1999  This trademark has been published for
                                                 opposition.
------------  ---------------------  ----------  -----------------------------------------------
  75/816,715  "T2200"                 10/6/1999  This trademark has been published for
                                                 opposition
------------  ---------------------  ----------  -----------------------------------------------


     We have registered the domain name "neosurg.com" and "neosurg.net". The regulation of domain names in the United States and in foreign countries is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. The relationship between regulations governing domain names and laws protecting trademarks and similar intellectual property rights is unclear. As a result, we could be unable to prevent third parties from acquiring domain names that infringe on or otherwise decrease the value of our trademarks and other proprietary rights. We have no knowledge of any companies in other countries using domain names that infringe on our trademarks.

STRATEGY

     We believe the T2000 positions us to take advantage of new cost cutting trends in the healthcare market. The particular trend we beleive will benefit us is the need for hospitals to reduce cost without sacrificing clinical quality.

     Because we are competing in a marketplace and industry where change is the norm and not the exception, we will be required to evaluate the success and effectiveness of all aspects of our strategy on an on-going basis. It is likely that minor aspects of our strategy or product positioning will change frequently. We will also need to continually assess the talent of our sales staff and manage their efforts on a daily basis. Weakness in our sales program would have a long-term detrimental impact on our business. To assist us in preparing a well-trained and highly motivated sales force we will need to fill the position of a National Sales Manager in the next several months.

     Currently, we have one other product we will begin developing in the next few months that will compliment the T2000. At the date this prospectus, we have acquired the rights to a patented technology that makes closing the trocar wound site simple and quick for the surgeon by reducing the number of steps necessary to close the larger trocar incisions. Using an incision plug and two specially designed suture needles, the surgeon links both needles and feeds the suture material through to close the incision. We expect that this product will be complimentary to the T2000.

MANUFACTURING

     We currently use two outside vendors to manufacture the T2000. Both vendors have experience in reusable medical instruments and have good reputations. We believe these vendors will be able to service our projected production runs and that alternative vendors are available if necessary. If our third-party manufacturers refuse or are unable to produce our products on a timely basis or at all, or if we experience a termination or are required to modify the material terms our third party manufacturing arrangements, we may be unable to deliver products to our customers on a timely basis or may incur more cost in doing so. Higher third party manufacturing costs might lead to higher product prices or lower profit margins, or both, which may adversely affect our sales and our financial performance.

REGULATORY  MATTERS

     Before we can market new products in the United States we must obtain clearance from the United States Food and Drug Administration, or FDA. If the FDA concludes that any of our products do not meet the requirements to obtain clearance of a pre-market notification under Section 510(k) of the Food, Drug and Cosmetic Act, then we would be required to file a pre-market approval application. The approval process for a pre-market approval application is lengthy, expensive and typically requires extensive preclinical and clinical trial data. We may not obtain clearance of a 510(k) notification or approval of a pre-market approval application with respect to any of our future products on a timely basis, if at all. If we fail to obtain timely clearance or approval for our products, we will not be able to market and sell our products, which will limit our ability to generate revenue. We may also be required to obtain clearance of a 510(k) notification from the FDA before we can market certain previously marketed products which we modify after they have been cleared. We have made certain enhancements to our currently marketed products, which we have determined do not necessitate the filing of a new 510(k) notification. However, if the FDA does not agree with our determination, it will require us to file a new 510(k) notification for the modification and we may be prohibited from marketing the modified device until we obtain FDA clearance.

     The FDA also requires us to adhere to current good manufacturing practices regulations, which include production design controls, testing, quality control, storage and documentation procedures. The FDA may at any time inspect our facilities to determine whether adequate compliance has been achieved.
Compliance with current good manufacturing practices regulations for medical devices is difficult and costly. In addition, we may not continue to be compliant as a result of future changes in, or interpretations of, regulations by the FDA or other regulatory agencies. If we do not achieve continued compliance, the FDA may withdraw marketing clearance or require product recall. When any change or modification is made to a device or its intended use, the manufacturer may be required to reassess compliance with current good manufacturing practices regulations, which may cause interruptions or delays in the marketing and sale of our products. Sales of our products outside the United States are subject to foreign regulatory requirements that vary from country to country. The time required to obtain approvals from foreign countries may be longer or shorter than that required for FDA approval, and requirements for foreign licensing may differ from FDA requirements.

     The federal, state and foreign laws and regulations regarding the manufacture and sale of our products are subject to future changes, as are administrative interpretations of regulatory agencies. If we fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to enforcement actions, including product seizures, recalls, withdrawal of clearances or approvals and civil and criminal penalties.

EMPLOYEES

     As of March 31, 2000, we had a total of 4 full-time employees, including one in corporate management and marketing, one in technology and development, and one in sales. We also had three contract employees we used on a part-time basis in the areas of design, engineering and administration. None of our employees are represented by unions, and we consider relations with our employees to be good.

LITIGATION

     There are currently no legal proceedings to which we are a party. Management is unaware of any legal matters that may have material impact on the Company's financial position, results of operations or cash flows.

LIABILITY  INSURANCE

     Products as complex as those that we offer may contain undetected errors or failures when first introduced or as new versions are released. Despite the testing we conduct internally and by current or potential customers, errors may be found in our current or future products after commencement of commercial delivery, resulting in loss, liability, and loss or delay in market acceptance.

     The manufacture and sale of our products exposes us to product liability claims and product recalls, including those that may arise from the misuse or malfunction of, or design flaws in, our products or the use of our products with components or systems not manufactured or sold by us. Product liability claims or product recalls, regardless of their ultimate outcome, could require us to spend significant time and money in litigation and to pay significant damages. We currently maintain product liability insurance but there is no assurance that we will be able to maintain such insurance or that such insurance coverage as we do maintain will cover the costs of the defense or settlement of any product liability claims made against us or be sufficient to satisfy any judgment or award for which we may be ultimately liable. Any product liability claim that is not covered by such policy, or is in excess of the limits of liability of such policy, could have a material adverse effect on our financial condition.

FACILITIES

     We currently occupy approximately 1,000 square feet in a leased facility in Houston, Texas, the current rental fee is $1,000.00/month. We expect that we will need to add additional space to adequately serve our needs over the next several months.

                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following persons are our current executive officers, directors and director nominees:

Name                   Age                     Position
---------------------  ---  ----------------------------------------------
Peter T. O'Heeron       36  President/Chief Executive Officer and Director
Robert N. Allen         53  Secretary and Director
Charles Hansen          43  Director
Clarence J. Kellerman   66  Director

     Set forth below is a brief description of the background of our officers and directors based on information provided by them to us.

     Our management team includes 2 individuals whose combined backgrounds represent 25 years of professional experience in the surgical and hospital administration arena. Our President, Pete O'Heeron, has a good reputation in the field, and is particularly well known for his career with the Christus Health, formerly SCH Healthcare System, a multi-hospital system. He will be directly involved in all aspects of the business on a daily basis, which will include product development, vendor selection and negotiations, marketing, business development, and intellectual property administration/acquisition. Our Medical Affairs consultant, Mark Hickman, M.D., will work closely with our president and will concentrate primarily on new product development and clinical testing. A third key executive, the chief financial officer, as yet to be hired, will serve as the lead analyst on large contracts, inventory management, cash management, and budgets. The fourth key position is the National Sales Manager. This position is currently open and the responsibilities will be charged with building a national sales team in all major metropolitan areas. They will also be responsible for interaction with independent sales representatives and distributors along with expanding the market outside the United States and daily management of the sales force quota objectives.

     PETER T. O'HEERON, BSHA, MSHA, CHE, PRESIDENT: Mr. O'Heeron graduated from Southwest Texas State University with a Bachelor in Hospital Administration and a minor in Business Administration in 1986. He received his Masters in Healthcare Administration from the University of Houston-Clear Lake in 1988. Mr. O'Heeron was employed by SCH Healthcare Corporation/St. John Hospital from 1987 to 1995, most recently as the Assistant Administrator for Professional Services and Product Development. His duties included responsibility of an annual budget in excess of $15 million and an employee base of over 100 people. Mr. O'Heeron developed a variety of new programs and products such as the St. John Sports Medicine Facility, Physician Recruitment, the Sports Medicine Joint Venture, Professional Office Building Development in Houston and California, the St. John Magnetic Resonance Imaging Center, and the Primary Care Physician Network. In 1995 Mr. O'Heeron left St. John Hospital to lead an investment group in a real estate development. Mr. O'Heeron joined T2000, LP at the beginning of 1998 to manage the development of the T2000 instrument.

     ROBERT N. ALLEN, SECRETARY AND BOARD MEMBER: Mr. Allen graduated from Texas Tech University in 1969 and was drafted in the 3rd round of the NFL Draft by the Philadelphia Eagles. He played in the NFL for 3 years, from 1969-1972 before coming back to Texas as the Sales Manager of Champion Papers, Intl. for 5 years. Following Champion Papers, in 1977 he entered the building business and upon growing his business over a 12-year period, he ultimately sold the operation to Hines Interests in 1986. Subsequently, Mr. Allen founded AHI, Inc., in 1988, which specializes in cement, steel and stone products with sales of over $13M. AHI has over 135 employees with offices in Houston, Austin, and Dallas. Mr. Allen currently serves on the Board of directors of the Moody National Bank.

     CHARLES HANSEN, BOARD MEMBER: Mr. Hansen received his degree in Electrical Engineering from State University of New York in 1979. His business career began when he founded Seafood Industries in 1978, eventually selling the business in 1985. Following the sale, Mr. Hansen founded Hansfax to sell and distribute fax machines. As the business grew Hansfax became a major force in the office equipment market in Houston. To add depth to the expanding business, he added COPECO and Certified Network Engineers in 1998 to network and automate offices throughout Texas. Mr. Hansen has an extensive background in sales. He also has many investments in the real estate market and multi-family housing. Mr. Hansen's companies currently gross over $32,000,000 in annual revenues and employ more than 63 people.

     CLARENCE J. KELLERMAN, BOARD MEMBER: Mr. Kellerman received his degree in Mechanical Engineering from the University of Texas in 1961. He also completed 2 years of graduate study in Electrical Engineering at the University of Santa Clara from 1962-1963. His business experience comprised 25 years with IBM from 1961-1987 and 5 years with Mead Data Central from 1987-1992. The past 8 years, from 1992 until today, Mr. Kellerman has focused on land development partnerships. While at IBM, Mr. Kellerman won various awards including the Outstanding Contribution, Outstanding Management, and Circle of Excellence
Awards. He has an extensive background in product development. While at IBM, Mr. Kellerman managed a business unit, responsible for 7 new major product introductions with annual revenues ranging from $100-200 million. He currently manages his various partnership investments.

EXECUTIVE  COMPENSATION

     The following table sets forth the cash and other compensation paid in the last three years to our chief executive officer. There are currently no employment agreements with any employees. Mr. O'Heeron devotes substantially all of his time to NeoSurg. Our directors currently receive no compensation.

                               ANNUAL COMPENSATION
                               -------------------


Name and principal position            Year   Salary   Bonus
-------------------------------------  ----  --------  -----

Peter T. O'Heeron                      1997   -------  -----
President and Chief Executive Officer  1998  $ 90,000  -----
                                       1999  $ 90,000  -----

PERSONAL  LIABILITY  AND  INDEMNIFICATION  OF  DIRECTORS

     Our amended and restated articles of incorporation limit the liability of our directors for monetary damages for an act or omission in the director's capacity as a director, except to the extent otherwise required by the Texas Business Corporation Act. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Under Texas law, a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of the corporation, if it is determined that such person:

     conducted  himself  or  herself  in  good  faith;
     reasonably believed, in the case of conduct in his or her official capacity as a director or officer of the corporation, that his or her conduct was in the corporation's best interest, and, in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and
     in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     Any such person may be indemnified against judgments, penalties, including excise and similar taxes, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expense actually incurred by the person in connection with the proceeding, and must not be made in respect of any proceeding in which the person is found liable for willful or intentional misconduct in the performance of his or her duty to the corporation.

     Such indemnification provisions are intended to increase the protection provided directors and, thus, increase our ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, we do not currently maintain a liability insurance policy for the benefit of our directors, although we may attempt to acquire such insurance in the future. We believe that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors has resulted in a growing reluctance on the part of capable persons to serve as members of boards of directors of companies, particularly of companies which are or intend to become public companies.

     We have entered into indemnification agreements with each of our executive officers and directors. The agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever, including attorneys' fees and related disbursements actually and reasonably incurred in connection with either the investigation, defense or appeal of a "proceeding", as defined in the indemnification agreements, including amounts paid in settlement by or on behalf of an "indemnitee", as defined in such agreements. We have entered into indemnification and expense advancement in the addition to the indemnification provided by the amended and restated articles and bylaws. We believe that these provisions and agreement are necessary to attract and retain qualified directors.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have entered into an arrangement with one of our stockholders, Lawrence Moser, to sell our products within the state of Texas. The arrangement includes a commission and draw structure that is equivalent to 20% of the sales price and covers only sales made to a limited number of hospitals in the Texas market and one facility in Illinois. The arrangement is for a two-year term beginning September 1, 1999, and can be extended for an additional one-year period. NeoSurg believes the terms of the transaction were, at the time it was entered into, as favorable as could be obtained from third parties. The transaction was not ratified by independent directors, however, as we had no independent directors at the time.

     On May 3, 2000, we obtained a bridge loan in the amount of $375,000, which carries a one-year maturity and an interest rate of 16% from Mark Hickman, Clarence J. Kellerman, and William Grose. We can prepay this note at any time without penalty. NeoSurg believes the terms of the transaction were, at the time it was entered into, as favorable as could be obtained from third parties. The transaction was not ratified by independent directors, however, as we had no independent directors at the time.

            REPRESENTATIONS REQUIRED BY STATE SECURITIES AUTHORITIES

     This offering has been registered with the securities authorities of certain states and, as a condition of registration; they have required that we make the following representations:

     We currently have two independent members of our board of directors, Charles Hansen and Clarence J. Kellerman. We will maintain at all times at least two independent board members.

     We will not engage in any material transactions or loans to or for the benefit of officers, directors or 5% or greater shareholders unless the terms of the transaction or loan are no less favorable to us than can be obtained from unaffiliated persons and the transaction or loan is approved by a majority of our independent directors, or all of them in the event we have only two independent directors.

     We will not issue shares of preferred stock to directors, officers or 5% or greater shareholders except on the same terms as offered to all existing shareholders or new shareholders unless approved by a majority of our independent directors, or all of them in the event we have only two independent directors, and they are given access to our legal counsel or independent legal counsel at our expense.

                    RESTRICTIONS APPLICABLE TO CERTAIN STATES

     The states of Alabama, Arizona, Arkansas, California, Connecticut, Delaware, Idaho, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Washington and West Virginia will not permit us to sell shares of common stock to their residents unless they meet the following financial criteria:

     a minimum annual gross income of $65,000 and a minimum net worth of $65,000, exclusive of home, home furnishings and automobiles; or,

      in the alternative, a minimum net worth of $150,000, exclusive of home, home furnishings and automobiles.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of our common stock as of May 31, 2000, and as adjusted to reflect the sale of the shares of common stock offered by this prospectus, of:

     - each person known by us to beneficially own 5% or more of the shares of outstanding common stock,
     -     each  of  our  executive  officers  and  directors,  and
     -     all  of  our  executive  officers  and  directors  as  a  group.

     Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners below.

                                        Amount of       Percentage       Percentage       Percentage
                                       common stock    ownership of     ownership of     ownership of
Name and address of                    beneficially    common stock     common stock     common stock
 beneficial owner                         owned      before offering   after offering   after offering
-------------------------------------  ------------  ----------------  ---------------  ---------------
                                                                           Minimum          Maximum
                                                                       ---------------  ---------------
Mark Hickman                              2,818,500             21.6%            21.2%            18.3%
598 N. Union, Suite 200
New Braunfels, TX 78130
Mike Newlin                               2,100,000             16.1%            15.8%            13.6%
#1 King Arthur's Court
Sugar Land, TX 77478
Lawrence Moser                            1,314,000             10.1%             9.9%             8.5%
17300 El Camino Real, 110
Houston, Texas 77058
William Grose                               934,000              7.0%             6.9%             5.9%
4021 Garth Rd., Suite 103.
Baytown, TX 77521
Peter T. O'Heeron                           766,064              5.8%             5.7%             5.0%
17300 El Camino Real, 110
Houston, TX 77058
Clarence J. Kellerman                       470,000              3.6%             3.5%             3.0%
     17300 El Camino Real, 110
     Houston, Texas 77059
Robert N. Allen                             257,046              1.9%             1.8%             1.6%
2800 N. Gordon
Alvin, TX 77511
Charles Hansen                              252,222              1.9%             1.8%             1.6%
730 N. Loop
Houston, TX 77009
All officers and directors as a group
                                          1,745,332             13.6%            13.4%            11.4%

                              PLAN OF DISTRIBUTION


LIMITED  STATE  REGISTRATION

     We will qualify or register the sales of the shares in a limited number of states. We will not accept subscriptions from investors resident in other states.

TERMS  OF  SALE  OF  THE  SHARES

     NeoSurg Technologies, Inc. is offering its common stock on a 240,000 share minimum, 2,400,000 share maximum basis at a price of $6.75 per share through our officers and directors. We have determined the initial offering price of the shares arbitrarily. Among the factors we considered were:

     - the nature and scope of our operations, our current financial condition and financial requirements,
     - estimates of our business potential and prospects, the perceived market demand for our products,
     -     the  economics  of  the  healthcare  marketplace,
     -     the  general  condition  of  the  equities  market  and,
     - the valuations of other companies in our market segment, and other factors.

     No sales commissions will be paid to any of our officers or directors. We will reimburse our officers and directors for expenses incurred in connection with the offer and sale of the shares. Prospective investors must purchase the shares in increments of 300 shares. Until we have sold at least 240,000 shares, we will not accept subscriptions for any shares. All proceeds of this offering will be deposited in an interest bearing escrow account with First Community Bank, Houston, Texas. These funds, plus interest and without deduction for the expenses of the escrow agent, will be promptly returned to subscribers should we fail to sell the minimum number of shares in this offering.

     We have the right to accept or reject any subscription for shares offered, in whole or in part, for any reason or for no reason. This offering may remain open until all shares offered are sold or December 31, 2000. We reserve the right to extend this offering until May 31, 2001. We may terminate this offering at any time.

     To the extent officers and directors are involved in the selling process, they will rely on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must:

     -     not  be  subject  to  a  statutory  disqualification;
     - not be compensated in connection with such selling participation by payment of commissions or other remuneration based either directly or indirectly on such transactions;
     -     not  be  an  associated  person  of  a  broker-dealer;
     - restrict participation to transactions involving offers and sale of the shares,

     - perform substantial duties for the issuer after the close of the offering not connected with transactions in securities,
     - not have been associated with a broker or dealer for the preceding 12 months,
     - not participate in selling an offering of securities for any issuer more than once every 12 months and,
     - restrict participation to written communications or responses to inquiries of potential purchasers.

     Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1. Our officers, directors and affiliates of NeoSurg may purchase shares of common stock in the offering to satisfy the minimum offering requirement and if they do so it will be on the same terms and price as all other purchasers in the offering.

ESCROW  AGREEMENT

     We have entered into an escrow agreement with First Community Bank, Houston, Texas pursuant to which it will hold all funds deposited with it by purchasers until the minimum offering of $1,620,000 has been received. If the minimum offering amount has not been reached by December 31, 2000, which period may be extended until May 31, 2001, at our option, all funds held in the escrow account will be returned to the subscribers promptly by First Community Bank with interest and without deduction for the expenses of the escrow agent.

USE  OF  A  BROKER-DEALER

     We may locate one or more broker-dealers who may offer and sell the shares on terms acceptable to us. If we determine to use a broker-dealer, such broker-dealer must be a member in good standing of the National Association of Securities Dealers, Inc. and registered, if required, to conduct sales in those states in which it would sell the shares. We anticipate that we would not pay in excess of 10% as a sales commission for any sales of the shares.

     If a broker-dealer were to sell shares, it is likely that such broker-dealer would be deemed to be an underwriter of the securities as defined in Section 2(11) of the Securities Act and we would be required to obtain a no-objection position from the National Association of Securities Dealers, Inc. regarding the underwriting and compensation terms entered into between us and such potential broker-dealer. In addition, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part to disclose the name of such selling broker-dealer and the agreed underwriting and compensation terms. As of the date of this prospectus we have no agreements or understandings with any broker-dealer to offer shares for sale.

     In order to comply with the applicable securities laws, if any, of certain states, the shares will be offered or sold in such states through registered or licensed brokers or dealers in those states.

LOCK  IN  AGREEMENT

     Mark Hickman, Mike Newlin, Lawrence Moser, William Grose, Peter T. O'Heeron, Robert Allen, Charles Hansen, and Clarence J. Kellerman hold 8,911,832 outstanding shares of our common stock, or 68.6% and are not subject to any contractual restriction on the sale of any such shares, other than a lock-in agreement with us required in connection with this offering. Under the terms of the lock-in agreement, beginning on the day the offering is completed, these persons are prohibited from transferring or pledging any of their shares of our common stock, although they retain all of their power to vote these shares.

     According to its terms, the lock-in agreement will terminate upon any of the following occurrences:

    -     the  fourth  anniversary  of  the  completion  date  of  the offering:

    - the date all funds have been sent back to investors if the offering was terminated; or

    -     the  date  the shares become "covered  securities" as defined in
          Section 18 of  the  Securities  Act.  "Covered  securities"  include:

    -     securities  listed  or  authorized  for  listing  on  the  Nasdaq
          National Market, The American Stock Exchange or the New York Stock Exchange and securities sold in any of several types of offerings that are exempt from the registration requirements of the Securities Act.

     During the term of the lock-in agreement, beginning on the second anniversary of the date the offering is completed, two and one-half percent of the shares covered under the agreement shall be released from the lock-in provisions each calendar quarter.

                          DESCRIPTION OF CAPITAL STOCK

CAPITAL  STOCK

     Our authorized capital stock consists of 20,000,000 shares of common stock, no par value, and 3,000,000 shares of preferred stock, no par value per share.

COMMON  STOCK

     General. We have 20,000,000 authorized shares of common stock, no par value per share, 12,988,524 of which are issued and outstanding prior to this offering. As of the date of this prospectus, we had approximately 58 stockholders of record. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable, and all shares of common stock which are sold pursuant to this prospectus, when issued and paid for, will be validly issued, fully paid and non-assessable.

     As of the date of this prospectus, we have the ability to issue up to 7,011,476 additional shares. These shares may be issued at a price and upon the terms deemed in our best interest by our board of directors, although we have no material present plans, agreements, commitments or undertakings with respect to the issuance of additional shares of common stock or securities convertible into any such shares, other than in connection with the exercise of outstanding stock options and this offering. There can be no assurance that if issued, such shares will be issued at a price in excess of the price at which shares are sold in this offering.

     Voting rights. Each share of our common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. Our board of directors is elected annually at each annual meeting of the stockholders. The holders are not permitted to vote their shares cumulatively. According, the holders of more than fifty percent of the voting power of our stock can elect all of our directors.

     Dividend policy. All shares of common stock are entitled to participate ratably in dividends when, and if declared by our board of directors out of the funds legally available. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipates that all earnings, if any, will be retained for development of our business and that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, general business conditions and other pertinent facts. There can be no assurance that any dividends on the common stock will ever be paid.

     Miscellaneous rights and provisions. Holders of common stock have no preemptive or other subscriptions rights, conversions rights, redemption or sinking fund provisions. In the event of our liquidation or dissolution, whether voluntary or involuntary, of our stock, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of our stock after satisfaction of all liabilities.

PREFERRED  STOCK

     The board of directors is authorized by our certificate of incorporation to issue up to an additional 3,000,000 shares of one or more series of preferred stock, no par value. No shares of preferred stock have been authorized for issuance by our board of directors, and we have no present plans to issue any such shares. In the event that the board of directors issues shares of preferred stock, it may exercise its discretion in establishing the terms of such preferred stock. In the exercise of such discretion, the board of directors may determine the voting rights, if any, of the series of preferred stock being issued which would include the right to vote separately or as a single class with the common stock and/or other series of preferred stock, to have more or less voting power per share than that possessed by the common stock or other series of preferred stock, and to vote on certain specified matters presented to the stockholders or on all of such matters or upon the occurrence of any specified event or condition.

     On liquidation, dissolution or winding up of our company, the holders of preferred stock may be entitled to received preferential cash distributions fixed by the board of directors when creating the particular series before the holders of common stock are entitled to receive anything. Preferred stock authorized by the board of directors could be redeemable or convertible into shares of any other class or series of our stock.

     The issuance of preferred stock by the board of directors could adversely affect the rights of holders of the common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The issuance of preferred stock could be used to discourage or prevent efforts to acquire control of us through the acquisition of shares of common stock.

     The shares of preferred stock and the elimination of preemptive rights to common stock were authorized for the purpose of providing the board of directors with as much flexibility as possible to issue additional shares for proper corporate purposes, including financing, acquisition, stock dividends, stock splits, employee incentive plans and other similar purposes. However, these additional shares may also be used by the board of directors, if consistent with its fiduciary responsibilities, to deter future attempts to gain control over us.

OPTIONS  AND  WARRANTS

     There are no outstanding options or warrants to purchase shares of our common stock of.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF OUR ARTICLES OF INCORPORATION, BYLAWS AND TEXAS LAW

     Upon completion of this offering, we will be subject to Part Thirteen of the Texas Business Corporation Act. Subject to limited exceptions, Part Thirteen prohibits a publicly held Texas corporation from engaging in any business combination with any affiliated stockholder for a period of three years following the date that such stockholder became an affiliated stockholder, unless: (1) prior to such date, the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an affiliated stockholder; or (2) the business combination is approved by at least two-thirds of the outstanding voting shares that are not beneficially owned by the affiliated stockholder or an affiliate or associate of the affiliated stockholder at a meeting of stockholders called not less than six months after the affiliated stockholder's share acquisition date.

     In general, Part Thirteen defines an affiliated stockholder as any entity or person beneficially owning 20% or more of the outstanding voting stock of the issuing public corporation and any entity or person affiliated with or controlling or controlled by such entity or person. Part Thirteen defines a business combination to include, among other similar types of transaction, any merger, share exchange, or conversion of an issuing public corporation involving an affiliated stockholder. Part Thirteen may have the effect of inhibiting a non-negotiated merger or other business combination that we may be involved in.

     Our certificate of incorporation contains provisions, which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control of our company by another entity or person. In addition to the ability to issue preferred stock, these provisions include a requirement for a vote of 66-2/3% of the stockholders in order to approve certain transactions including mergers and sales or transfers of all or substantially all of our assets.

TRANSFER  AGENT  AND  REGISTRAR

     The transfer agent for the common stock will be Continental Stock Transfer & Trust Co., 2 Broadway, 19th Floor, New York, New York 10004.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, we will have 13,228,524 shares of common stock outstanding if the minimum number of shares offered are sold, or 15,388,524 shares of common stock outstanding if the maximum number of shares offered are sold. Of these shares, the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of our company, in general, a person who has a control relationship with our company, which will be subject to the limitations of Rule 144 adopted under the Securities Act. All of the remaining shares are deemed to be "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act.

     In general, under Rule 144, subject to the satisfaction of certain other conditions, commencing 90 days after the date of this prospectus, a person, including an affiliate of NeoSurg Technologies, Inc. or persons whose shares are aggregated, who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume of our common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been an affiliate of our company for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

     We have 12,000,000 of the shares of restricted stock presently outstanding that have been held at least one year. Certain significant shareholders have signed a lock in agreement for 8,911,832 of the 12,000,000 shares. Accordingly, commencing following the completion of the offering, the remaining 3,088,168 shares will be eligible for resale under Rule 144 at the rates and subject to the conditions discussed above. Additionally, the shares subject to the lock-in agreement may be sold when that agreement terminates, which it will do if our shares are listed by the American Stock Exchange. The sale of any substantial number of these shares in the public market could adversely affect prevailing market prices following the offering. No predictions can be made as to the effect, if any, that sales of shares under Rule 144 or otherwise or the availability of shares for sale will have on the market, if any, prevailing from time to time. Sales of substantial amounts of the common stock relative to Rule 144 or otherwise may adversely affect the market price of the common stock offered.

                                  LEGAL MATTERS

     The validity of the shares of common stock we are offering will be passed upon for us by Cokinos, Bosien and Young, A Professional Corporation, Houston, Texas.

                                     EXPERTS

     Our financial statements as of December 31, 1999 and for each of the years in the two-year period ended December 31, 1999, and for the period from January 1, 1997 (inception) to December 31, 1999 appearing in this prospectus and registration statement have been audited by Hein + Associates LLP, independent auditors, as set forth in their report thereon, appearing elsewhere in this prospectus and in this registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form SB-2 under the Securities Act filed by us with the Securities and Exchange Commission. This prospectus omits certain information set forth in the registration statement and the exhibits filed with the registration statement. For further information about us and the shares offered by this prospectus, reference is made to the registration statement and the exhibits filed with it. A copy of the registration statement and the exhibits filed may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W.,Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the SEC and at the SEC regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite #1400, Chicago,
Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The address of the website is http://www.sec.gov. Our registration statement and the exhibits we filed electronically with the SEC are available on this site.

     As of the date of this prospectus, we will be subject to the informational requirements of the Securities Exchange Act of 1934, and we will file reports and other information with the SEC. Such reports and other information can be inspected and/or obtained at the locations and website set forth above.

                          INDEX TO FINANCIAL STATEMENTS


Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . . . . .  F-2

Balance Sheets as of December 31, 1999 and March 31, 2000 (unaudited). . . .  F-3

Statements of Operations for the Years Ended December 31, 1999 and 1998 and
  for the Period from January 1, 1997 (Inception) to December 31, 1999
  and the Three Months Ended March 31, 2000 and 1999 (unaudited)              F-4

Statements of Stockholders' Equity and Partners' Capital for the
  Years Ended December 31, 1999 and 1998 and from the
  Period January 1, 1997 (Inception) to December 31, 1999 and
  the Three Months Ended March 31, 2000 (unaudited)                           F-5

Statements of Cash Flows for the Years Ended December 31, 1999 and 1998 and
  for the Period from January 1, 1997 (Inception) to December 31, 1999
  and the Three Months Ended March 31, 2000 and 1999 (unaudited)              F-6

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . .  F-7

                          INDEPENDENT AUDITOR'S REPORT




To  the  Board  of  Directors  and  Stockholders
NeoSurg  Technologies,  Inc.
Houston,  Texas


We have audited the accompanying balance sheet of NeoSurg Technologies, Inc. (a development stage enterprise), formerly T-2000, L.P., as of December 31, 1999, and the related statements of operations, stockholders' equity and partners' capital, and cash flows for each of the years in the two-year period ended
December  31,  1999  and  for  the  period  from  January 1, 1997 (inception) to
December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NeoSurg Technologies, Inc. as of December 31, 1999, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1999 and for the period from January 1, 1997 (inception) to December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 8 to the financial statements, NeoSurg Technologies, Inc. incurred losses of $497,699 and $447,060 for the years ended December 31, 1999 and 1998. As a result of these losses, the Company's working capital position and ability to generate sufficient cash flows from operations to meet its operating and capital requirements have deteriorated. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/  HEIN  +  ASSOCIATES  LLP

Houston,  Texas
February  3,  2000

                                 NEOSURG TECHNOLOGIES, INC.
                                   (FORMERLY T-2000, L.P.)
                               (A DEVELOPMENT STAGE ENTERPRISE)


                                          BALANCE SHEETS


                                              ASSETS


                                                                   December 31,    March 31, 2000
                                                                       1999
                                                                  --------------  ----------------
                                                                                     (unaudited)
CURRENT ASSETS:
 Cash and cash equivalents                                        $     149,714   $       122,378
 Investments                                                            128,165           126,666
 Inventory                                                               16,083            60,476
 Other current assets                                                       250               250
                                                                  --------------  ----------------
     Total current assets                                               294,212           309,770

PROPERTY AND EQUIPMENT, net                                              37,481            40,868

OTHER ASSETS                                                              4,000             4,000
                                                                  --------------  ----------------

Total assets                                                      $     335,693   $       354,638
                                                                  ==============  ================

                                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                  $      33,852   $         6,802
Notes payable                                                                 -           115,000
                                                                  --------------  ----------------
Total current liabilities                                                33,852           121,802

COMMITMENTS AND CONTINGENCIES (Note 11)                                       -                 -

STOCKHOLDERS' EQUITY
Preferred stock-no par value, 3,000,000 authorized; none issued               -                 -
  Common stock-no par value, 20,000,000 authorized, 12,988,524          505,217           505,217
  issued and outstanding at December 31, 1999
Deficit accumulated in the development stage                           (203,376)         (272,381)
                                                                  --------------  ----------------
 Total stockholders' equity                                             301,841           232,836
                                                                  --------------  ----------------
 Total liabilities and stockholders' equity                       $     335,693   $       354,638
                                                                  ==============  ================

                                       NEOSURG TECHNOLOGIES, INC.
                                         (FORMERLY T-2000, L.P.)
                                    (A DEVELOPMENT STAGE ENTERPRISE)


                                        STATEMENTS OF OPERATIONS


                                                                Period from
                                                                 January 1,
                                                                   1997
                                                                (Inception)
                                                                     to          Three Months Ended
                                      Years Ended December 31,   December 31,         March 31,
                                         1998          1999         1999          1999         2000
                                     ------------  ------------  ------------  ------------  ----------
                                                                                     (unaudited)
COSTS AND EXPENSES:
  Professional expenses              $   103,073   $   115,264   $   238,738   $    26,583   $  20,034
  Selling, general and                   350,592       370,203       810,754        75,343      81,698
    administration
  Research and development                28,331        54,587       137,805        26,734      10,290
                                     ------------  ------------  ------------  ------------  ----------

OPERATING LOSS                          (481,996)     (540,054)   (1,187,297)     (128,660)   (112,022)

OTHER INCOME (EXPENSES)
  Interest income                         34,936        46,482       106,165         4,156       2,147
  Gain (loss) on marketable equity             -        (4,127)       (4,127)            -      40,870
                                     ------------  ------------  ------------  ------------  ----------
    securities
                                          34,936        42,355       102,038         4,156      43,017
                                     ------------  ------------  ------------  ------------  ----------

NET LOSS                             $  (447,060)  $  (497,699)  $(1,085,259)  $  (124,504)  $ (69,005)
                                     ============  ============  ============  ============  ==========

PRO FORMA BASIC AND DILUTED LOSS
  PER SHARE (actual for
  unaudited period ended
  March 31, 2000)                    $     (0.04)  $     (0.04)                $     (0.01)  $   (0.01)
                                     ============  ============              ============  ============

PRO FORMA WEIGHTED
  AVERAGE SHARES
  OUTSTANDING (actual for
  unaudited period ended
  March 31, 2000)                    12,000,000    12,000,000                12,000,000    12,988,504
                                     ============  ============              ============  ============

                                        NEOSURG TECHNOLOGIES, INC.
                                          (FORMERLY T-2000, L.P.)
                                     (A DEVELOPMENT STAGE ENTERPRISE)


                          STATEMENTS OF STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL


                                                                                Deficit          Total
                                                                              Accumulated    Stockholders'
                                                                                in the        Equity and
                                        Partners'      Common       Common    Development      Partners'
                                         Capital    Stock, shares   Stock        Stage          Capital
                                       -----------  -------------  --------  -------------  ---------------
Balances, January 1, 1997 (inception)  $        -               -  $      -  $          -   $            -

 Partner contributions
   (contributed January 1997
      at $11,163 per unit)              1,116,255               -         -             -        1,116,255

 Net loss                                (140,500)              -         -             -         (140,500)
                                       -----------  -------------  --------  -------------  ---------------

Balances, January 1, 1998                 975,755               -         -             -          975,755

 Net loss                                (447,060)              -         -             -         (447,060)
                                       -----------  -------------  --------  -------------  ---------------

Balances, December 31, 1998               528,695               -         -             -          528,695

 Net loss from January 1,
    1999 through
    September 16, 1999
   (date of conversion to
      corporation)                       (294,323)              -         -             -         (294,323)

 Reorganization from
    partnership to corporation           (234,372)     12,000,000   234,372             -                -

 Proceeds from sale of common
    stock
   (received November 1999
    through December 1999 at
    $.60 per share)                             -         988,524   270,845             -          270,845

 Net loss                                       -               -         -      (203,376)        (203,376)
                                       -----------  -------------  --------  -------------  ---------------

Balances, December 31, 1999                     -      12,988,524   505,217      (203,376)         301,841

 Net loss (unaudited)                           -               -         -       (69,005)         (69,005)
                                       -----------  -------------  --------  -------------  ---------------

Balances, December 31, 2000
  (unaudited)                          $        -      12,988,524  $505,217  $   (272,381)  $      232,836
                                       ===========  =============  ========  =============  ===============

                           NEOSURG TECHNOLOGIES, INC.
                             (FORMERLY T-2000, L.P.)
                        (A DEVELOPMENT STAGE ENTERPRISE)


                                       STATEMENTS OF CASH FLOWS


                                                                  Period from
                                                                   January 1,
                                                                     1997
                                                                  (Inception)
                                                                       to          Three Months Ended
                                        Years Ended December 31,   December 31,         March 31,
                                           1998          1999         1999          1999         2000
                                         -----------  ----------  ------------  ----------  ----------
                                                                                     (unaudited)
                                            1998         1999         1999         1999        2000
                                         -----------  ----------  ------------  ----------  ----------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
 Net loss                                $ (447,060)  $(497,699)  $(1,085,259)  $(124,504)  $ (69,005)
 Depreciation                                 2,115       3,033         5,148       1,500       2,500
 Change in current assets and
    liabilities                             (32,404)                    4,670     (53,893)    (69,944)
                                         -----------              ------------  ----------  ----------
     Net cash used in operating
        activities                         (477,349)   (621,799)   (1,071,314)   (176,897)   (136,449)

CASH FLOWS FROM INVESTING
  ACTIVITIES:
 Purchase of equipment                       (6,637)    (22,622)      (33,780)    (11,366)     (5,887)

CASH FLOWS FROM FINANCING
  ACTIVITIES:
 Proceeds from short-term notes payable           -           -                         -     115,000
 Partner contributions                            -           -     1,116,255           -           -
 Issuance of common stock                         -     270,845       270,845           -           -
                                         -----------  ----------  ------------  ----------  ----------
     Net cash provided by
        financing activities                      -     270,845     1,387,100           -     115,000
                                         -----------  ----------  ------------  ----------  ----------
     Net change in cash and
        cash equivalents                   (483,986)   (373,576)      149,714    (188,263)    (27,336)

CASH AND CASH EQUIVALENTS,
  beginning of period                     1,007,276     523,290             -     523,290     149,714
                                         -----------  ----------  ------------  ----------  ----------

CASH AND CASH EQUIVALENTS,
  end of period                          $  523,290   $ 149,714   $   149,714   $ 335,027   $ 122,378
                                         ===========  ==========  ============  ==========  ==========

                           NEOSURG TECHNOLOGIES, INC.
                             (FORMERLY T-2000, L.P.)
                        (A DEVELOPMENT STAGE ENTERPRISE)


                          NOTES TO FINANCIAL STATEMENTS


1.   ORGANIZATION
     ------------

     Organization  - NeoSurg  Technologies,  Inc. (the  "Company") was formed in
     ------------
     September 1999 through a conversion of partnership interest in T-2000, L.P. (the "Partnership"), a Texas limited liability partnership, which commenced business activities in January 1997. The Company's primary business activity is to develop, manufacture and market the T-2000 Trocar surgical device (the "Trocar"). Through December 31, 1999, the Company has generated no revenues and has incurred expenses related primarily to research and development activities, developing markets and starting production.

     The Company received a patent from the U.S. Patent and Trademark Office for the Trocar in December 1997 and an additional patent in September 1998. The Company has licensed another patent and has submitted applications for two additional patents relating to the Trocar in 1999.

     Effective September 16, 1999, the Company was formed by converting each 1% ownership interest in the Partnership to 60,000 shares of the Company's common stock. Upon conversion to a corporation, the Company converted the partner capital to capital stock to reflect the constructive distribution to the owners followed by a contribution to the capital of the Company.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     ----------------------------------------------

     Basis of  Accounting  - The  accompanying  financial  statements  have been
     --------------------
     prepared using the accrual basis of accounting.

     Cash and Cash Equivalents - The Company considers all unrestricted,  highly
     -------------------------
     liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

     Property  and  Equipment - Property  and  equipment  consists  primarily of
     ------------------------
     office and computer equipment and molds and is stated at cost, adjusted for accumulated depreciation. Depreciation is calculated using the straight-line method of accounting based on each asset's useful life.

     Use of Estimates - The preparation of the Company's financial statements in
     ----------------
     conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from these estimates.

     Earnings  Per Share - Basic  earnings  per share is  computed  based on the
     -------------------
     weighted average number of common shares outstanding. Diluted earnings per share is calculated under the treasury stock method and reflects the potential dilution that could occur if options and warrants were exercised. Pro forma per share amounts are presented in the accompanying statements of operations as if the Company were incorporated upon inception.

     Income Taxes - The Company  accounts  for income taxes under the  liability
     ------------
     method under which the amount of deferred income taxes is based upon the tax effect of differences between the financial statements and income tax bases of its assets and liabilities based on existing tax laws. Prior to the restructuring discussed in Note 1, the Company was a partnership and did not incur federal income tax. Pro forma income tax expense related to the conversion from a partnership to a corporation was zero since the Company incurred losses in each period presented herein.

                           NEOSURG TECHNOLOGIES, INC.
                             (FORMERLY T-2000, L.P.)
                        (A DEVELOPMENT STAGE ENTERPRISE)


     Marketable  Securities - The Company's  marketable  equity  securities  are
     ----------------------
     classified as trading securities. Trading securities are stated at fair value, with unrealized gains and losses recognized in earnings.

     Unaudited Interim Information - The accompanying  financial  information as
     -----------------------------
     of March 31, 2000 and for the three-month periods ended March 31, 1999 and 2000 has been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments, consisting of normal recurring accruals, which are, in the opinion of management, necessary to fairly present such information in accordance with generally accepted accounting principles.


3.   RESEARCH  AND  DEVELOPMENT
     --------------------------

     Research and development expenditures are charged to expense as incurred. The Company incurred approximately $138,000 of research and development expenditures incurred from inception to December 31, 1999 were for the design and engineering of the Trocar performed by third parties.

4.   LEASES
     ------

     The Company has an operating lease for its office space, which is renewed monthly. Total lease expense for the years ended December 31, 1998 and 1999 was approximately $7,000 and $11,000, respectively.

5.   MARKETABLE  SECURITIES
     ----------------------

     Marketable securities at December 31, 1999 consisted of the following:

                                Cost    Gross Unrealized Loss   Fair Value
                              --------  ----------------------  -----------
     Trading - common shares  $132,292  $                4,127  $   128,165
                              ========  ======================  ===========

                           NEOSURG TECHNOLOGIES, INC.
                             (FORMERLY T-2000, L.P.)
                        (A DEVELOPMENT STAGE ENTERPRISE)


6.   PROPERTY  AND  EQUIPMENT
     ------------------------

     Property and equipment at December 31, 1999 consisted of the following:

                                       Useful
                                        Life
                                       -------
             Equipment                 3 years  $11,158
             Molds                     3 years   31,471
                                                --------
                                                 42,629
             Accumulated depreciation            (5,148)
                                                --------
                                                $37,481
                                                ========

7.   NOTES  PAYABLE
     --------------

     In February 2000, the Company raised $115,000 by issuing short-term notes payable to existing stockholders. These notes are unsecured and are due August 1, 2000 with interest approximately 8.5%.


8.   COMMON  STOCK
     -------------

     Subsequent to December 31, 1999, the Company's Board of Directors approved a two-for-one common stock split. All references throughout accompanying financial statements to number of shares of the Company's common stock have been restated retroactively.

9.   INCOME  TAXES
     -------------

     The tax effect of significant temporary differences representing deferred tax assets and liabilities at December 31, 1999 are as follows:

             Net operating loss carry forward  $ 69,000
             Valuation allowance                (69,000)
                                               ---------
             Net deferred tax asset                  -
                                               =========

     As of December 31, 1999, the Company has net operating loss carry forwards of approximately $200,000, which will expire, if unused, in 2019.

                           NEOSURG TECHNOLOGIES, INC.
                             (FORMERLY T-2000, L.P.)
                        (A DEVELOPMENT STAGE ENTERPRISE)


10.   MANAGEMENT'S  PLANS
      -------------------

     The Company's losses for the years ended December 31, 1998 and 1999 amounted to approximately $447,000 and $498,000. As a result of these losses, the Company's working capital position and ability to generate sufficient cash flow to meet capital requirements have deteriorated. These matters raise doubt about the Company's ability to continue as a going concern without additional infusions of equity capital and ultimately achieving profitable operations. The Company has raised $115,000 by issuing short-term notes payable in February 2000 (see Note 7), $390,000 subsequent to March 31, 2000 (see Note 12).


11.  COMMITMENTS  AND  CONTINGENCIES
     -------------------------------

     Litigation - The Company, from time to time, is also involved in claims and
     ----------
     legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

     Employment Agreement - The Company has entered into an employment agreement
     --------------------
     with one of its stockholders to sell the product within the state of Texas. The agreement includes commission and draw structure that is equivalent to 20% of the sales prices. This agreement designates certain facilities within the Texas geographic area. The agreement is for a two-year term beginning September 1, 1999 and can be extended for an additional one-year period.


12.  SUBSEQUENT  EVENTS
     ------------------

     Subsequent to March 31, 2000, the Company issued an additional short-term note for $15,000 (see terms in Note 7). Additionally, the Company received $375,000 by issuing notes payable at 16% interest to existing stockholders. These notes are due May 24, 2001 and are unsecured.

      =================================================================

     Prospective investors may rely only on the information contained in this prospectus. NeoSurg Technologies, Inc. has not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy in any jurisdiction where such offer, or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these shares.


                      TABLE OF CONTENTS




Prospectus Summary                                          4
--------------------------------------------------------
The Offering                                                5
--------------------------------------------------------
Summary Financial Information                               6
--------------------------------------------------------
Risk Factors                                                7
--------------------------------------------------------
Forward Looking Statements                                 11
--------------------------------------------------------
Use of Proceeds                                            12
--------------------------------------------------------
Capitalization                                             15
--------------------------------------------------------
Dilution                                                   16
--------------------------------------------------------
Management's Plan of Operation                             17
--------------------------------------------------------
Business                                                   21
--------------------------------------------------------
Management                                                 31
--------------------------------------------------------
Certain Relationships and Related Transactions             34
--------------------------------------------------------
Representations Required by State Securities Authorities   34
--------------------------------------------------------
Restrictions Applicable to Certain States                  35
--------------------------------------------------------
Principal Stockholders                                     36
--------------------------------------------------------
Plan of Distribution                                       38
--------------------------------------------------------
Description of Capital Stock                               41
--------------------------------------------------------
Shares Eligible for Future Sale                            44
--------------------------------------------------------
Legal Matters                                              45
--------------------------------------------------------
Experts                                                    45
--------------------------------------------------------
Where You Can Find More Information                        45
--------------------------------------------------------
Index to Financial Statements                             F-1



      =================================================================


Until ______, 2000 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



      =================================================================




                                2,400,000 SHARES





                                  COMMON STOCK





                                   ==========
                                   PROSPECTUS
                                   ==========





                                  _______, 2000





      =================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Article 2.02A of the Texas Business Corporation Act, or TBCA, provides, in relevant part, as follows:

     "Subject to the provisions of Section B and C of this Article, each corporation shall have the power:

     (16) To indemnify directors, officers, employees, and agents of the corporation, and to purchase and maintain liability insurance for those persons."

     As permitted by Section G of Article 2.02-1 of the TBCA or any successor statute, NeoSurg Technologies's Articles of Incorporation and bylaws (a) makes mandatory the indemnification permitted under Section B of Article 2.02 as contemplated by Section G; (b) makes mandatory the payment or reimbursement of the reasonable expenses incurred by a former or present director who was, is, or is threatened to be made a named defendant or respondent in a proceeding upon such director's compliance with the requirements of Section K of Article 2.02; and (c) extends the mandatory indemnification referred to in Section (a) above and the mandatory payment or reimbursement of expenses referred to in Section
(b) above (i) to all former or present officers of NeoSurg Technologies and (ii) to all persons who are or were serving at the request of NeoSurg Technologies as a director, partnership, limited liability corporation, joint venture, trust or other enterprise, to the same extent that NeoSurg Technologies is obligated to indemnify and pay or reimburse expenses to directors.

     NeoSurg Technologies has entered into indemnity agreements with its directors and certain officers relative to which NeoSurg Technologies generally is obligated to indemnify its directors and such officers to the full extent permitted by the TBCA, as described above.

ITEM  25       OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     *The estimated expenses of the distribution, all of which are to be borne by the Registrant, are as follows:

     SEC Registration Fee          $  4,277
     Blue Sky Fees and Expenses      45,000
     Accounting Fees and Expenses    20,000
     Legal Fees and Expenses         40,723
     Printing and Engraving          10,000
     Marketing                       50,000
     Miscellaneous                   30,000
     Total                         $200,000
     ----------------------------  --------
     _________
     *Estimated


                                       I

ITEM  26.       RECENT  SALES  OF  UNREGISTERED  SECURITIES


     In September 1999, NeoSurg Technologies issued an aggregate of 12,000,000 shares of Common Stock to the limited partners and the general partner of T-2000, L.P. in connection with the conversion of T-2000, L.P. into NeoSurg Technologies. The shares were issued in exchange for the partnership interests of those partners pursuant to such conversion and no cash consideration was received for these shares.

     From November 1999 through December 1999, NeoSurg Technologies issued a total of 494,262 shares of common stock to 11 existing shareholders and 4 affiliates of existing shareholders for an aggregate cash price of $296,557.

     In February 2000, NeoSurg issued a total of 130,000 shares of Common Stock to twelve existing shareholders in order to induce those shareholders to loan an aggregate sum of $130,000 to NeoSurg Technologies. No cash consideration was received for these shares.

     In February 2000, NeoSurg Technologies issued a total of 12,988,524 shares pursuant to a 2 for 1 stock split.

     On May 3, 2000, we obtained a bridge loan in the amount of $375,000, which carries a one-year maturity and an interest rate of 16% from Mark Hickman, Clarence J. Kellerman, and William Grose. We can prepay this note at any time without penalty. NeoSurg believes the terms of the transaction were, at the time it was entered into, as favorable as could be obtained from third parties. The transaction was not ratified by independent directors, however, as we had no independent directors at the time.

     Each of the foregoing transactions was effected by NeoSurg Technologies without the assistance of underwriters or brokers. Accordingly, no underwriting discounts or commissions were paid.

     Pursuant to Rule 145, the issuance of shares pursuant to the stock split were not subject to the Securities Act of 1933. Each of the other issuances described above were exempt from the registration requirements of the Securities Act of 1933, pursuant to Section 4(2). The original issuance of partnership interests by T-2000, L.P. was effected only to accredited and/or sophisticated purchasers, and the issuances of securities by NeoSurg Technologies have been to the same accredited and/or sophisticated purchasers. Each of the T-2000, L.P. purchasers received a disclosure document prior to their initial investment, and NeoSurg Technologies has provided each of them with updated financial and business information, both on a regular basis and at the time of each issuance.

ITEM  27.      EXHIBITS.

Number   Description
------   -----------
3.01     Articles  of  Incorporation  of  the  Registrant.
3.02     Bylaws  of  the  Registrant.
4.01     Specimen  Common  Stock  Certificate.
5.01 Opinion of Cokinos, Bosien & Young, a professional corporation regarding the legality of the securities being registered.
10.01 Form of Indemnification Agreement between the Registrant and its executive officers and directors.
10.02    Form  of  Subscription  Agreements  for  this  offering.
10.13 Form Lock-in Agreement among the registrants, Mark Hickman, Mike Newlin, Larry Moser, William Grose, Peter T. O'Heeron, Robert Allen, Charles Hansen, and Clarence J. Kellerman.
23.01    Consent  of  Hein  +  Associates  LLP.


                                       II

23.02 Consent of Cokinos, Bosien & Young, a professional corporation, included in exhibit 5.01
27.0     Financial  Data  Schedule.
99.01    Escrow  Agreement  between  Registrant  and  First  Community  Bank
99.02 Consulting Agreement Dated December 20, 1999 between Neosurg Technologies, Inc. and You (The "Consulting Agreement")
*To  be  filed  by  amendment


                                      III

ITEM  28.     UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer relative to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, as a result, unenforceable.

     In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Registrant  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts of events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                                       IV

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Houston, Texas on the 16th day of June, 2000.
NeoSurg  Technologies,  Inc.

By:   /s/  Peter  T.  O'Heeron                              Date:  June 16, 2000
      ------------------------
Peter  T.  O'Heeron
President  and  Chief  Executive  Officer

                                POWER OF ATTORNEY

     Each  person  whose  signature appears below constitutes and appoints Peter
T. O'Heeron, with full power of substitution, his/her true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his/her behalf in his/her capacities indicated below which he may deem necessary or advisable to enable NeoSurg Technologies, Inc. to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments, including post-effective amendments thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated  on  February  23,  2000

Signatures                    Title

/s/  Peter T. O'Heeron                                             June 16, 2000
----------------------
Peter T. O'Heeron           President, Chief Executive Officer
                            and Director and principal accounting
                            officer

/s/  Charles  Hansen                                               June 16, 2000
--------------------
Charles  Hansen             Director


/s/  Robert  N.  Allen                                             June 16, 2000
----------------------
Robert  N.  Allen           Director  and  Secretary

/s/  Clarence J. Kellerman                                         June 16, 2000
--------------------------
Clarence  J.  Kellerman     Director



                                       V